NOMURA ASSET ACCEPTANCE CORPORATION,

                                    Depositor


                         NOMURA CREDIT & CAPITAL, INC.,

                                     Seller


                            GMAC MORTGAGE CORPORATION

                                    Servicer

                                       and

                              JPMORGAN CHASE BANK,

                              Trustee and Custodian
                              ____________________

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2004
                    ________________________________________

                       NOMURA ASSET ACCEPTANCE CORPORATION

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-AR1



                                TABLE OF CONTENTS
                                                                                                             PAGE
                                                            ARTICLE I

DEFINITIONS.....................................................................................................7
    Section 1.02 Defined Terms..................................................................................7
    Section 1.02 Allocation of Certain Interest Shortfalls.....................................................63

                                                           ARTICLE II
    Section 2.01  Conveyance of Trust Fund.....................................................................65
    Section 2.02  Acceptance of the Mortgage Loans.............................................................66
    Section 2.03  Representations, Warranties and Covenants of the Servicer and the Seller.....................69
    Section 2.04  Representations and Warranties of the Depositor..............................................74
    Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases..............75
    Section 2.06  Issuance of the REMIC I Regular Interests and the Class R-I Interest.........................76
    Section 2.06  Issuance of the REMIC II Regular Interests and the Class R-II Certificates...................76
    Section 2.07  Conveyance of the REMIC I Regular Interests and the REMIC II Regular
                  Interests; Acceptance of REMIC III by the Trustee............................................76
    Section 2.08  Conveyance of the REMIC III Regular Interests; Acceptance of REMIC IV by the Trustee.........77
    Section 2.09  Issuance of Class R Certificates.............................................................77
    Section 2.11  Establishment of Trust.......................................................................78

                                                           ARTICLE III
    Section 3.01  The Servicer to Act as Servicer..............................................................79
    Section 3.02  Due-on-Sale Clauses; Assumption Agreements...................................................80
    Section 3.03  Subservicers.................................................................................82
    Section 3.04  Documents, Records and Funds in Possession of the Servicer To Be Held for Trustee............82
    Section 3.05  Maintenance of Hazard Insurance..............................................................83
    Section 3.06  Presentment of Claims and Collection of Proceeds.............................................84
    Section 3.07  Maintenance of Insurance Policies............................................................85
    Section 3.08  Reserved.....................................................................................85
    Section 3.09  Realization Upon Defaulted Mortgage Loans; Determination of Excess
                  Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans..............85
    Section 3.10  Servicing Compensation.......................................................................87
    Section 3.11  REO Property.................................................................................88
    Section 3.12  Liquidation Reports..........................................................................88
    Section 3.13  Annual Certificate as to Compliance..........................................................88
    Section 3.14  Annual Independent Certified Public Accountants' Servicing Report............................89
    Section 3.15  Books and Records............................................................................90
    Section 3.16  Trustee......................................................................................90
    Section 3.17  REMIC-Related Covenants......................................................................90
    Section 3.18  Reimbursement of Costs and Expenses..........................................................91


    Section 3.19  Release of Mortgage Files....................................................................91
    Section 3.20  Documents, Records and Funds in Possession of the Servicer to be held for Trustee............92
    Section 3.21  Possession of Certain Insurance Policies and Documents.......................................92
    Section 3.22  Annual Certificate as to Compliance..........................................................92
    Section 3.23  UCC..........................................................................................94
    Section 3.24  Optional Purchase of Defaulted Mortgage Loans................................................94

                                                           ARTICLE IV
    Section 4.01  Collection of Mortgage Loan Payments; Custodial Account......................................95
    Section 4.02  Permitted Withdrawals From the Custodial Account.............................................97
    Section 4.03  Reports to Trustee...........................................................................99
    Section 4.04  Collection of Taxes; Assessments and Similar Items; Escrow Accounts..........................99
    Section 4.05  Adjustments to Mortgage Interest Rate and Monthly Payment...................................100
    Section 4.06  Distribution Accounts.......................................................................100
    Section 4.07  Permitted Withdrawals and Transfers from the Distribution Accounts..........................101

                                                            ARTICLE V
    Section 5.01  Advances; Advance Facility..................................................................104
    Section 5.02  Compensating Interest Payments..............................................................107
    Section 5.03  REMIC Distributions.........................................................................107
    Section 5.04  Distributions on the Senior Subordinate Certificates........................................108
    Section 5.05  Allocation of Losses on the Senior Suboridnate Certificates.................................110
    Section 5.06  Distributions on the Group V Certificates...................................................112
    Section 5.07  Allocation of Realized Losses...............................................................118
    Section 5.08  Prepayment Charges, Final Distributions on Certificates.....................................120
    Section 5.09  Monthly Statements to Certificateholders....................................................121
    Section 5.10 REMIC Designations, REMIC I Allocations and REMIC II Allocations.............................123
    Section 5.11  REMIC III Allocations.......................................................................125
    Section 5.12  Class P and Class P-V Certificate Account...................................................127
    Section 5.13  Basic Risk Reserve Fund.....................................................................127

                                                           ARTICLE VI
    Section 6.01  The Certificates............................................................................129
    Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.................130
    Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates...........................................133
    Section 6.04  Persons Deemed Owners.......................................................................134
    Section 6.05  Access to List of Certificateholders' Names and Addresses...................................134
    Section 6.06  Book-Entry Certificates.....................................................................134
    Section 6.07  Notices to Depository.......................................................................135
    Section 6.08  Definitive Certificates.....................................................................135
    Section 6.09  Maintenance of Office or Agency.............................................................136

                                                           ARTICLE VII
    Section 7.01  Liabilities of the Depositor and the Servicer...............................................137
    Section 7.02  Merger or Consolidation of the Depositor or the Servicer....................................137
    Section 7.03  Indemnification of Depositor and the Servicer...............................................137


    Section 7.04  Limitations on Liability of the Depositor, the Servicer and Others..........................138
    Section 7.05  Servicer Not to Resign......................................................................139
    Section 7.06  Termination of Servicer Without Cause; Appointment of Special Servicer......................139

                                                          ARTICLE VIII
    Section 8.01  Servicer Default............................................................................141
    Section 8.02  Trustee to Act; Appointment of Successor....................................................142
    Section 8.03  Notification to Certificateholders..........................................................144
    Section 8.04  Waiver of Servicer Defaults.................................................................144

                                                           ARTICLE IX
    Section 9.01  Duties of Trustee...........................................................................145
    Section 9.02  Certain Matters Affecting the Trustee.......................................................146
    Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.......................................148
    Section 9.04  Trustee May Own Certificates................................................................149
    Section 9.05  Trustee's Compensation and Expenses; Indemnification........................................149
    Section 9.06  Eligibility Requirements for Trustee........................................................150
    Section 9.07  Insurance...................................................................................150
    Section 9.08  Resignation and Removal of Trustee..........................................................150
    Section 9.09  Successor Trustee...........................................................................151
    Section 9.10  Merger or Consolidation of Trustee..........................................................151
    Section 9.11  Appointment of Co-Trustee or Separate Trustee...............................................152
    Section 9.12  Tax Matters.................................................................................153
    Section 9.13  Custodian's Fees and Expenses...............................................................155
    Section 9.14  Indemnification of Custodian................................................................155
    Section 9.15  Reliance of Custodian.......................................................................155

                                                            ARTICLE X
    Section 10.01  Termination upon Liquidation or Repurchase of all Mortgage Loans...........................158
    Section 10.02  Final Distribution on the Certificates.....................................................158
    Section 10.03  Additional Termination Requirements........................................................160

                                                           ARTICLE XI
    Section 11.01  Amendment..................................................................................161
    Section 11.02  Recordation of Agreement; Counterparts.....................................................162
    Section 11.03  Governing Law..............................................................................162
    Section 11.04  Intention of Parties.......................................................................163
    Section 11.05  Notices....................................................................................163
    Section 11.06  Severability of Provisions.................................................................164
    Section 11.07  Assignment.................................................................................164
    Section 11.08  Limitation on Rights of Certificateholders.................................................164
    Section 11.09  Certificates Nonassessable and Fully Paid..................................................165


EXHIBITS
Exhibit A-1       Form of Class I-A, II-A, III-A, IV-A, V-A-1, V-A-2, Class V-A-3, Class V-A-4, Class V-A-5
Exhibit A-2       Form of Class IV-X Certificates
Exhibit A-3       Form of Class V-M-[1][2][3] Certificates
Exhibit A-4       Form of Class [C-B] - [1] [2] [3] [4] [5] [6] Certificates
Exhibit A-5       Form of Class V-X Certificates
Exhibit A-6       Form of Class [P] ]P-V] Certificates
Exhibit A-7       Form of Class R-I Certificates
Exhibit A-8       Form of Class R-II Certificates
Exhibit A-9       Class II Excess Interest Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C-1       Form of Initial Certification
Exhibit C-2       Form of Interim Certification
Exhibit C-3       Form of Final Certification
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Prepayment Charge Schedule
Exhibit L         Form of Servicer's Certification
Exhibit M         Form of Trustee's Certification
Exhibit N         Appendix E of the Standard & Poor's Glossary For File
                  Format For LEVELS(R) Version 5.6 Revised

         POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the "Depositor"), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the "Seller"), GMAC MORTGAGE CORPORATION, a Pennsylvania corporation, as servicer (the "Servicer") and JPMORGAN CHASE BANK, a New York banking corporation, not in its individual capacity, but solely as trustee (the "Trustee") and as custodian (the "Custodian").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I-IV Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the Initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.


                                     Initial Uncertificated     Uncertificated REMIC I     Assumed Final Maturity
           Designation                 Principal Balance           Pass-Through Rate              Date(1)
           -----------                 -----------------           -----------------              -------
            LTI-ISUB              $                236.44             Variable(2)             August 25, 2034
            LTI-IGRP              $              3,940.64             Variable(2)             August 25, 2034
            LTI-IISUB             $                337.90             Variable(2)             August 25, 2034
            LTI-IIGRP             $              5,631.30             Variable(2)             August 25, 2034
           LTI-IIISUB             $                348.85             Variable(2)             August 25, 2034
           LTI-IIIGRP             $              5,813.45             Variable(2)             August 25, 2034
            LTI-IVSUB             $                299.70             Variable(2)             August 25, 2034
            LTI-IVGRP             $              4,995.60             Variable(2)             August 25, 2034
             LTI-ZZZ              $        203,788,232.84             Variable(2)             August 25, 2034
    Class II Excess Interest                  (3)                     Variable(2)             August 25, 2034
              LTI-P               $                100.00                 (4)                 August 25, 2034

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC I.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.
(3) REMIC I Regular Interest LTI-P will not be entitled to distributions of interest.
(4) The Class II Excess Interest Certificate will not have a Certificate Principal Balance, but will accrue interest based on its Notional Amount, as defined herein.

                                    REMIC II
                                    --------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group V Mortgage Loans, the Class II Excess Interest Certificates and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the Initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.


                                     Initial Uncertificated     Uncertificated REMIC II    Assumed Final Maturity
           Designation                 Principal Balance           Pass-Through Rate              Date(1)
           -----------                 -----------------           -----------------              -------
             LTII-VA              $        101,885,353.31             Variable(2)             August 25, 2034
             LTII-VB              $         83,918,621.23             Variable(2)             August 25, 2034
             LTII-IO                          (3)                     Variable(2)             August 25, 2034
             LTII-P               $                100.00                 (4)                 August 25, 2034

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC II.
(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.
(3) REMIC II Regular Interest LTII-IO will not have an Uncertificated Principal Balance or an Uncertificated REMIC II Pass-Through Rate, but will be entitled to 100% of amounts distributed on the Class II Excess Interest Certificate.
(4) REMIC II Regular Interest LTII-P will not be entitled to distributions of interest.

                                    REMIC III
                                    ---------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests (other than the Class II Excess Interest Certificate) and the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-3 Interest will be the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the Initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.



                                Initial                    Uncertificated
                             Uncertificated                  REMIC III              Assumed Final Maturity
      Designation          Principal Balance             Pass-Through Rate                  Date(1)
      -----------          -----------------             -----------------                  -------
       LTIII-IA         $      37,041,900.00                Variable(2)                 August 25, 2034
       LTIII-IIA        $      52,934,000.00                Variable(2)                 August 25, 2034
      LTIII-IIIA        $      54,646,000.00                Variable(2)                 August 25, 2034
       LTIII-IVA        $      46,959,000.00                Variable(2)                 August 25, 2034
       LTIII-CB1        $       5,096,000.00                Variable(2)                 August 25, 2034
       LTIII-CB2        $       2,751,000.00                Variable(2)                 August 25, 2034
       LTIII-CB3        $       1,732,000.00                Variable(2)                 August 25, 2034
       LTIII-CB4        $       1,121,000.00                Variable(2)                 August 25, 2034
       LTIII-CB5        $         917,000.00                Variable(2)                 August 25, 2034
       LTIII-CB6        $         611,936.73                Variable(2)                 August 25, 2034
       LTIII-IP         $             100.00                     (3)                    August 25, 2034
       LTIII-VAA        $      91,043,947.52                Variable(2)                 August 25, 2034
       LTIII-VA1        $         479,380.00                Variable(2)                 August 25, 2034
       LTIII-VA2        $          75,000.00                Variable(2)                 August 25, 2034
       LTIII-VA3        $          98,822.50                Variable(2)                 August 25, 2034
       LTIII-VA4        $         141,437.06                Variable(2)                 August 25, 2034
       LTIII-VA5        $          80,030.45                Variable(2)                 August 25, 2034
       LTIII-VM1        $          23,225.00                Variable(2)                 August 25, 2034
       LTIII-VM2        $          13,935.00                Variable(2)                 August 25, 2034
       LTIII-VM3        $          10,221.15                Variable(2)                 August 25, 2034
       LTIII-VZZ        $         935,988.60                Variable(2)                 August 25, 2034
       LTIII-PV         $             100.00                     (3)                    August 25, 2034
      LTIII-VSUBA       $             600.93                Variable(2)                 August 25, 2034
      LTIII-VGRPA       $          10,188.54                Variable(2)                 August 25, 2034
      LTIII-VSUBB       $             486.06                Variable(2)                 August 25, 2034
      LTIII-VGRPB       $           8,391.86                Variable(2)                 August 25, 2034
       LTIII-VXX        $      92,882,319.89                Variable(2)                 August 25, 2034
       LTIII-IO                   (4)                           (4)                     August 25, 2034

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC III Pass-Through Rate" herein.
(3) REMIC III Regular Interest LTIII-IP and REMIC III Regular Interest LTIII-PV will not be entitled to distributions of interest.
(4) REMIC III Regular Interest LTIII-IO will not have an Uncertificated Principal Balance or an Uncertificated REMIC III Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest LTII-IO.

                                    REMIC IV
                                    --------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV". The Class R-4 Interest will represent the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates and uncertificated REMIC IV Regular Interests that represents one or more of the "regular interests" in REMIC IV created hereunder:



                        Initial Certificate                                                Assumed Final
 Class Designation       Principal Balance                Pass-Through Rate               Maturity Date(1)
 -----------------       -----------------                -----------------               ----------------
     Class I-A           $     37,041,900.00    Class I-A Pass Through Rate               August 25, 2034
     Class II-A          $     52,934,000.00    Class II-A Pass Through Rate              August 25, 2034
    Class III-A          $     54,646,000.00    Class III-A Pass Through Rate             August 25, 2034
     Class IV-A          $     46,959,000.00    Class IV-A Pass Through Rate              August 25, 2034
     Class IV-X                N/A(2)           Class IV-X Pass Through Rate              August 25, 2034
     Class CB-1          $      5,096,000.00    Class CB-1 Pass Through Rate              August 25, 2034
     Class CB-2          $      2,751,000.00    Class CB-2 Pass Through Rate              August 25, 2034
     Class CB-3          $      1,732,000.00    Class CB-3 Pass Through Rate              August 25, 2034
     Class CB-4          $      1,121,000.00    Class CB-4 Pass Through Rate              August 25, 2034
     Class CB-5          $        917,000.00    Class CB-5 Pass Through Rate              August 25, 2034
     Class CB-6          $        611,936.73    Class CB-6 Pass Through Rate              August 25, 2034
      Class P            $            100.00    N/A(3)                                    August 25, 2034
    Class V-A-1          $     95,876,000.00    Class V-A1 Pass Through Rate              August 25, 2034
    Class V-A-2          $     15,000,000.00    Class V-A2 Pass Through Rate              August 25, 2034
    Class V-A-3          $     19,764,500.00    Class V-A3 Pass Through Rate              August 25, 2034
    Class V-A-4          $     28,287,411.00    Class V-A4 Pass Through Rate              August 25, 2034
    Class V-A-5          $     16,006,089.00    Class V-A5 Pass Through Rate              August 25, 2034
    Class V-M-1          $      4,645,000.00    Class V-M1 Pass-Through Rate              August 25, 2034
    Class V-M-2          $      2,787,000.00    Class V-M2 Pass Through Rate              August 25, 2034
    Class V-M-3          $      2,044,230.00    Class V-M3 Pass Through Rate              August 25, 2034
    Class V-X(5)         $      1,393,744.54    Class V-X Pass Through Rate               August 25, 2034
     Class P-V           $            100.00    N/A(3)                                    August 25, 2034
  REMIC IV Regular             N/A(4)           N/A(4)
    Interest IO

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class IV-X Certificates will accrue interest on their Notional Amount, as defined herein.
(3) The Class P Certificates and Class P-V Certificates will not be entitled to distributions of interest.

(4) REMIC IV Regular Interest IO will not have a Certificate Principal Balance or a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LTIII-IO. REMIC IV Regular Interest IO will not be certificated.

(5) The Class V-X Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class V-X Pass-Through Rate on the Certificate Notional Balance of the Class V-X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interest LTII-P). The Class V-X Certificates will not accrue interest on their Certificate Principal Balance.


         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Seller and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms.

         In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCOUNT: Either a Distribution Account or a Custodial Account.

         ACCRUAL PERIOD: With respect to the Senior-Subordinate Certificates and the Class V-X Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Group V Certificates (other than the Class V-X Certificates) and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceeding the related Distribution Date. All calculations of interest on the Senior-Subordinate Certificates and the Class V-X Certificates will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Group V Certificates (other than the Class V-X Certificates) will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

         ACCRUED CERTIFICATE INTEREST: With respect to the Senior-Subordinate Certificates for any Distribution Date, means an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Class IV-X Notional Amount) of such Certificate immediately prior to such Distribution Date less such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the related Mortgage Loans allocated to such Certificate pursuant to
Section 5.05. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Senior-Subordinate Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

         For purposes of calculating the amount of the Accrued Certificate Interest for the Senior-Subordinate Certificates (other than the Class R-I Certificates) for any Distribution Date, Net Interest Shortfalls in respect of the Mortgage Loans of a Senior-Subordinate Loan Group for any Distribution Date shall be allocated pro rata among all such Classes of Certificates, and, if applicable, the Group II Excess Interest Amount, related to such Loan Group, based on the amount of interest each of those Classes of Certificates and the Group II Excess Interest Amount, as applicable, would otherwise be entitled to receive on that Distribution Date from such Loan Group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.

         ADJUSTMENT DATE: With respect to each Mortgage Loan, the first day of the month in which the Mortgage Rate of the Mortgage Loan changes pursuant to the related Mortgage Note.

The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Loan Schedule.

         ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Servicer pursuant to
Section 5.01 or by the Trustee in its capacity as Successor Servicer pursuant to
Section 5.01.

         ADVANCE FACILITY: As defined in Section 5.01(b)(i).

         ADVANCE FACILITY NOTICE: As defined in Section 5.01(b)(ii).

         ADVANCE FINANCING PERSON: As defined in Section 5.01(b)(i).

         ADVANCE REIMBURSEMENT AMOUNT: As defined in Section 5.01(b)(ii).

         AGGREGATE LOAN BALANCE: With respect to a Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Due Period.

         AGGREGATE LOAN GROUP BALANCE: With respect to either Loan Group VA or Loan Group VB and any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Due Period.

         AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in a Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the related Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

         APPLIED LOSS AMOUNT: With respect to the Group V Certificates (other than the Class V-X Certificates) and any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Group V Certificates (other than the Class V-X Certificates) over the Aggregate Loan Balance of the Group V Mortgage Loans after giving effect to all Realized Losses incurred with respect to the Group V Mortgage Loans during the related Due Period and payments of principal to the Group V Certificates (other than the Class V-X Certificates) on such Distribution Date.

         APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

         AUTHORIZED SERVICER REPRESENTATIVE: Those Servicer representatives, authorized to execute a Request for Release on behalf of the Servicer, whose name and facsimile signature appear on a list furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may be amended by the Servicer from time-to-time.

         AVAILABLE FUNDS: With respect to any Distribution Date and each of Loan Group I, Loan Group II, Loan Group III and Loan Group IV, the sum of Interest Funds and Principal Funds with respect to the related Loan Group less amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement to the extent not previously reimbursed and exclusive of amounts pursuant to Section 5.12.

         BANKRUPTCY CODE: Title 11 of the United States Code.

         BANKRUPTCY LOSS COVERAGE AMOUNT: With respect to any Distribution Date and the Group I-IV Mortgage Loans, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates. As of the Closing Date, the Bankruptcy Loss Coverage Amount shall be approximately $150,000. The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

         BANKRUPTCY LOSSES: With respect to the Group I-IV Mortgage Loans, Realized Losses on the Mortgage Loans in the related Loan Group incurred as a result of Debt Service Reductions and Deficient Valuations.

         BASIS RISK RESERVE FUND: The segregated non-interest bearing trust account created and maintained by the Trustee pursuant to Section 5.13 hereof.

         BASIS RISK SHORTFALL: With respect to any Class of Group V Certificates (other than the Class V-X Certificates or Class P-V Certificates) and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00% over the related Current Interest for the applicable Distribution Date; (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates; and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00%.

         BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates, other than the Class R-I Certificates, constitutes a Class of Book-Entry Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the Commonwealth of Pennsylvania, the city in which the

Corporate Trust Office of the Trustee is located or the States in which the Servicer's servicing operations are located are authorized or obligated by law or executive order to be closed.

         CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         CARRYFORWARD INTEREST: With respect to any Class of Group V Certificates (other than the Class P-V, Class R-II and Class V-X Certificates) and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for that Class of Certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date and (ii) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

         CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-8]

         CERTIFICATE MARGIN: With respect to each Distribution Date on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.38%, 0.26%, 0.52%, 0.20%, 0.30%, 0.60%, 1.35% and 1.75%, for
the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, respectively. With respect to each Distribution Date following the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.76%, 0.52%, 1.02%, 0.40%, 0.60%, 1.10%, 1.85% and 2.25% for the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, respectively.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than any Class IV-X, Class V-X, Class R-II or Class R-III/IV Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates, (ii) with respect to any Class of Certificates related to a Senior-Subordinate Loan Group (other than the Class IV-X Certificates) and any Class of Mezzanine Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses, including with respect to any Class of Certificates related to a Senior-Subordinate Loan Group, Excess Losses, if any,
(iii) in the case of the Group C-B Certificates, any amount allocated to a Class of Group C-B Certificates in reduction of its Certificate Principal Balance if the aggregate Certificate Principal Balance of the Certificates related to the Senior-Subordinate Loan Groups exceeds the Aggregate Loan Balance of the Group I, Group II, Group III and Group IV Mortgage Loans, (iv) with respect to the Senior-Subordinate Certificates, Recoveries added to the Certificate Principal Balance of any such Certificates pursuant to the last paragraph of Section 5.05 and (v) with respect to the Group V Certificates, Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 5.07(f). References herein to the Certificate Principal Balance of a

Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01.

         CLASS I-A CERTIFICATE: Any Certificate designated as a "Class I-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS I-A PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 4.449% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans.

         CLASS II-A CERTIFICATE: Any Certificate designated as a "Class II-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 4.760% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans minus 0.02% per annum.

         CLASS II EXCESS INTEREST CERTIFICATE: The Certificate designated as the "Class II Excess Interest Certificate" on the face thereof, in the form of Exhibit a-9 hereto, representing the right to distributions provided for the Class II Excess Interest Certificate as set forth herein and evidencing a Regular Interest in REMIC I, which Certificate shall be held as an asset of REMIC II.

         CLASS III-A CERTIFICATE: Any Certificate designated as a "Class III-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class III-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS III-A PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 5.043% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group III Mortgage Loans.

         CLASS IV-A CERTIFICATE: Any Certificate designated as a "Class IV-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class IV-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS IV-A PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 3.423% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the weighted average Net Mortgage Rate of the Group IV Mortgage Loans minus 0.50% per annum.

         CLASS IV-X CERTIFICATE: Any Certificate designated as a "Class IV-X Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class IV-X Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS IV-X NOTIONAL AMOUNT: With respect to the Class IV-X Certificates and any Distribution Date, the Certificate Principal Balance of the Class IV-A Certificates immediately prior to that Distribution Date. The Class IV-X Notional Amount as of the Closing Date will be approximately $46,959,000. For federal income tax purposes, the Class IV-X Notional Amount shall equal the Uncertificated Pricnipal Balance of REMIC III Regular Interest LTIII-IVA.

         CLASS IV-X PASS-THROUGH RATE: 0.500% per annum.

         CLASS V-A-1 CERTIFICATE: Any Certificate designated as a "Class V-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-A-1 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 1.842% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.38% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.76%, (ii) the Group VA Net Funds Cap and (iii) 11.00%.

         CLASS V-A-2 CERTIFICATE: Any Certificate designated as a "Class V-A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-A-2 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 1.722% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.26% or (B) after the first possible Optional Termination Date, 0.52%, (ii) the Group VB Net Funds Cap and (iii) 11.00%.

         CLASS V-A-3 CERTIFICATE: Any Certificate designated as a "Class V-A-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-A-3 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 1.982% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.52% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.02%, (ii) the Group VB Net Funds Cap and (iii) 11.00%.

         CLASS V-A-4 CERTIFICATE: Any Certificate designated as a "Class V-A-4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-A-4 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 1.662% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.20% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.40%, (ii) the Group VB Net Funds Cap and (iii) 11.00%.

         CLASS V-A-5 CERTIFICATE: Any Certificate designated as a "Class V-A-5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-A-5 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 1.762% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.30% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.60%, (ii) the Group VB Net Funds Cap and (iii) 11.00%.

         CLASS V-M-1 CERTIFICATE: Any Certificate designated as a "Class V-M-1 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-M-1 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 2.062% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.60% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.10%, (ii) the Group V Net Funds Cap and (iii) 11.00%.

         CLASS V-M-1 PRINCIPAL PAYMENT AMOUNT: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

         CLASS V-M-2 CERTIFICATE: Any Certificate designated as a "Class V-M-2 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-M-2 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 2.812% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.35% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.85%, (ii) the Group V Net Funds Cap and (iii) 11.00%.

         CLASS V-M-2 PRINCIPAL PAYMENT AMOUNT: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5 and Class V-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

         CLASS V-M-3 CERTIFICATE: Any Certificate designated as a "Class V-M-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS V-M-3 PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date, 3.212% per annum; with respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distrubution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.75% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 2.25% (ii) the Group V Net Funds Cap and (iii) 11.00%.

         CLASS V-M-3 PRINCIPAL PAYMENT AMOUNT: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1 and Class V-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

         CLASS V-X DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Class V-X Certificates, the sum of (i) the Current Interest and Carryforward Interest and (ii) any Overcollateralization Release Amount for such Distribution Date remaining after payments pursuant to items 1 though 10 of clause 5.06(II); provided, however that on and after the Distribution Date on which the Certificate Principal Balance of the Group V Certificates (other than the Class V-X Certificates) has been reduced to zero, the Class V-X Distribution Amount shall include the Overcollateralization Amount.

         CLASS V-X PASS-THROUGH RATE: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interests LTIII-VAA, LTIII-VA1, LTIII-VA2, LTIII-VA3, LTIII-VA4, LTIII-VA5, LTIII-VM1, LTIII-VM2, LTIII-VM3, LTIII-VZZ, LTIII-VSUBA, LTIII-VGRPA, LTIII-VSUBB, LTIII-VGRPB and LTIII-VXX. For purposes of calculating the Pass-Through Rate for the Class V-X Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VAA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VAA;

                  (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA1;

                  (C) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA2;

                  (D) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VA3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA3;

                  (E) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VA4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA4;

                  (F) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VA5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA5;

                  (G) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM1;

                  (H) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM2;

                  (I) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM3; and

                  (J) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VZZ.

         CLASS C-B-1 CERTIFICATE: Any Certificate designated as a "Class C-B-1 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS C-B-2 CERTIFICATE: Any Certificate designated as a "Class C-B-2 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS C-B-3 CERTIFICATE: Any Certificate designated as a "Class C-B-3 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS C-B-4 CERTIFICATE: Any Certificate designated as a "Class C-B-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS C-B-5 CERTIFICATE: Any Certificate designated as a "Class C-B-5 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS C-B-6 CERTIFICATE: Any Certificate designated as a "Class C-B-6 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C-B-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS P CERTIFICATE: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS P CERTIFICATE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 5.12(a).

         CLASS P-V CERTIFICATE: Any Certificate designated as a "Class P-V Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class P-V Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS P-V CERTIFICATE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 5.12 (b).

         CLASS R-3 INTEREST: The uncertificated residual interest in REMIC III.

         CLASS R-4 INTEREST: The uncertificated residual interest in REMIC IV.

         CLASS R-I CERTIFICATE: Any Certificate designated as a "Class R-I" Certificate on the face thereof in the form of Exhibit A-7 hereto, representing the right to its Percentage Interest of distributions provided for the Class R-I Certificates as set forth herein and evidencing the class of "residual interests" in REMIC I.

         CLASS R-I PASS-THROUGH RATE: 4.449% per annum.

         CLASS R-II CERTIFICATE: Any Certificate designated as a "Class R-II" Certificate on the face thereof in the form of Exhibit A-8 hereto, representing the right to its Percentage Interest of distributions provided for the Class R-II Certificates as set forth herein and evidencing the class of "residual interests" in REMIC II.

         CLASS R-III/IV CERTIFICATE: Any Certificate designated as a "Class R-III/IV" Certificate on the face thereof in the form of Exhibit A-7 hereto, representing the right to its Percentage Interest of distributions provided for the Class R-III/IV Certificates as set forth herein and evidencing the class of "residual interests" in REMIC III and REMIC IV.

         CLEANUP CALL: Either the Senior-Subordinate Cleanup Call or the Group V Cleanup Call, as applicable.

         CLOSING DATE: July 28, 2004.

         CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COMPENSATING INTEREST: An amount to be deposited in the related Distribution Account by the Servicer to offset a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided, however that the amount of Compensating Interest required to be paid in respect of any Mortgage Loan shall not exceed the Servicing Fee payable to the Servicer.

         CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: Institutional Trust Services/Global Debt, Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1, or at such other address as the Trustee may designate from time to time.

         CORRESPONDING CERTIFICATE: WITH RESPECT TO:

         (i) REMIC III Regular Interest LTIII-IA, the Class I-A Certificates,
         (ii) REMIC III Regular Interest LTIII-IIA, the Class II-A Certificates;
         (iii) REMIC III Regular Interest LTIII-IIIA, the Class III-A Certificates;
         (iv) REMIC III Regular Interest LTIII-IVA, the Class IV-A Certificates;
         (v) REMIC III Regular Interest LTIII-CB1, the Class CB-1 Certificates;
         (vi) REMIC III Regular Interest LTIII-CB2, the Class CB-2 Certificates;
         (vii) REMIC III Regular Interest LTIII-CB3, the Class CB-3
Certificates;
         (viii) REMIC III Regular Interest LTIII-CB4, the Class CB-4
Certificates;
         (ix) REMIC III Regular Interest LTIII-CB5, the Class CB-5 Certificates;
         (x) REMIC III Regular Interest LTIII-CB6, the Class CB-6 Certificates;
         (xi) REMIC III Regular Interest LTIII-VA1, the Class V-A-1
Certificates;
         (xii) REMIC III Regular Interest LTIII-VA2, the Class V-A-2
Certificates;
         (xiii) REMIC III Regular Interest LTIII-VA3, the Class V-A-3 Certificates;
         (xiv) REMIC III Regular Interest LTIII-VA4, the Class V-A-4
Certificates;
         (xv) REMIC III Regular Interest LTIII-VA5, the Class V-A-5
Certificates;
         (xvi) REMIC III Regular Interest LTIII-VM1, the Class V-M-1
Certificates;
         (xvii) REMIC III Regular Interest LTIII-VM2, the Class V-M-2 Certificates;
         (xviii) REMIC III Regular Interest LTIII-VM3, the Class V-M-3 Certificates;
         (xix) REMIC III Regular Interest LTIII-IP, the Class P Certificates;
and
         (xx) REMIC III Regular Interest LTIII-PV, the Class P-V Certificates.

         CURRENT INTEREST: With respect to any Class of Group V Certificates (other than the Class V-X, Class P-V or Class R-II Certificates) and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each Class of Group V Certificates (other than the Class V-X, Class P-V or Class R-II Certificates) the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest. No Current Interest will be payable with respect to any Class of Group V Certificates (other than the Class V-X, Class P-V or Class R-II Certificates) after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

         CUSTODIAL ACCOUNT: The accounts established and maintained by the Servicer with respect to receipts on the Group I-IV Mortgage Loans and Group V Mortgage Loans and related REO Properties in accordance with Section 4.01.

         CUSTODIAN: JPMorgan Chase Bank, a New York banking corporation.

         CUT-OFF DATE: July 1, 2004.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         DEBT SERVICE REDUCTION: Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related Mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

         DEFERRED AMOUNT: With respect to any Class of Group V Subordinate Certificates (other than the Class V-X Certificates) and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

         DEFICIENT VALUATION: Means the difference between the Stated Principal Balance of a Mortgage Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the Mortgaged Property at an amount less than the then Stated Principal Balance of the Mortgage Loan in connection with a bankruptcy of the related Mortgagor.

         DEFINITIVE CERTIFICATES: As defined in Section 6.06.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         DELINQUENCY RATE: With respect to the Group V Mortgage Loans and any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding Stated Principal Balance of all Group V Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans as of the close of business on the last day of such month.

         DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

         DEPOSITOR: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         DISTRIBUTION ACCOUNT: Each trust account or accounts related to the Group I-IV Mortgage Loans and each trust account or accounts related to the Group V Mortgage Loans, in each case created and maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the related Certificateholders and designated "JPMorgan Chase Bank, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1, Senior-Subordinate Certificates" and "JPMorgan Chase Bank, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1, Group V Certificates", respectively. Funds in the each Distribution Account shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2004.

         DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         DUE PERIOD: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ESCROW ACCOUNT: Shall mean the accounts maintained by the Servicer pursuant to Section 4.04. Each Escrow Account shall be an Eligible Account.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA RESTRICTED CERTIFICATE: Each of the Class C-B-4, Class C-B-5, Class C-B-6, Class V-X, Class P and Residual Certificates.

         EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         EXCESS LOSS: With respect to the Group I-IV Mortgage Loans, a Bankruptcy Loss, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

         EXEMPTION: Prohibited Transaction Exemption 93-32, as amended from time to time.

         FANNIE MAE: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL CERTIFICATION: The certification of the Custodian in the form attached hereto as Exhibit C-3.

         FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Depositor pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Servicer pursuant to this Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Trustee shall maintain records, based solely on information provided by the Servicer, of each Final Recovery Determination made thereby.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

         FRAUD LOSS: A Realized Loss sustained on a liquidated Mortgage Loan in any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV by reason of a default arising from fraud, dishonesty or misrepresentation.

         FRAUD LOSS COVERAGE AMOUNT: The aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates. As of the Closing Date, the Fraud Loss Coverage Amount shall be $6,114,298.11, which is equal to 3.0% of the Aggregate Loan Balance of the Group I-IV Mortgage Loans as of the Cut-off Date.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group C-B Certificates. In addition,
(a) for the second year following the Cut-off Date, the Fraud Loss Coverage Amount will be an amount equal to (i) 2.0% of the current Aggregate Loan Balance of the Group I-IV Mortgage Loans, minus (ii) the aggregate amounts allocated to the Group C-B Certificates with respect to Fraud Losses on the Group I-IV Mortgage Loans up to such date of determination; (b) for the third, fourth and fifth year following the Cut-off Date, the Fraud Loss Coverage Amount will be an amount equal to (i) 1.0% of the current Aggregate Loan Balance of the Group I-IV Mortgage Loans, minus (ii) the aggregate amounts allocated to the Group C-B Certificates with respect to Fraud Losses on the Group I-IV Mortgage Loans up to such date of determination; and (c) after the fifth year following the Cut-off Date, the Fraud Coverage Amount will be zero.

         FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         GROSS MARGIN: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.
         GROUP C-B CERTIFICATES: The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

         GROUP C-B COMPONENT BALANCE: With respect to each of the Group I, Group II, Group III and Group IV Mortgage Loans, the excess, if any, of the then outstanding Aggregate Loan

Balance of the Mortgage Loans in the applicable Loan Group over the then outstanding aggregate Certificate Principal Balance of the Senior Certificates related to such Loan Group.

         GROUP C-B PASS-THROUGH RATE: With respect to the first Distribution Date following the Closing Date and each Class of Group C-B Certificates, 4.576%; with respect to each Distribution Date thereafter, a per annum rate equal to the quotient expressed as a percentage, of (A) the sum of: (i) the product of (x) the Net WAC Rate for Loan Group I for that Distribution Date and
(y) the Group C-B Component Balance for Loan Group I immediately prior to such Distribution Date, (ii) the product of (x) the Net WAC Rate for Loan Group II for that Distribution Date and (y) the Group C-B Component Balance for Loan Group II immediately prior to such Distribution Date, (iii) the product of (x) the Net WAC Rate for Loan Group III for that Distribution Date and (y) the Group C-B Component Balance for Loan Group III immediately prior to such Distribution Date, and (iv) the product of (x) the Net WAC Rate for Loan Group IV and (y) the Group C-B Component Balance for Loan Group IV immediately prior to such Distribution Date, divided by (B) the aggregate of the Group C-B Component Balances for Loan Group I, Loan Group II, Loan Group III and Loan Group IV immediately prior to such Distribution Date.

         GROUP C-B PERCENTAGE: With respect the Group C-B Certificates and any Distribution Date, the aggregate Certificate Principal Balance of the Group C-B Certificates immediately prior to that Distribution Date divided by the outstanding Aggregate Loan Balance of the Group I, Group II, Group III and Group IV Mortgage Loans immediately prior to that Distribution Date.

         GROUP I CERTIFICATES: The Class I-A and Class R-I Certificates.

         GROUP I MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

         GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date):

         (i) the applicable Senior Percentage of the Principal Payment Amount for the Group I Mortgage Loans;

         (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group I Mortgage Loans; and

         (iii)    the Senior Liquidation Amount for the Group I Mortgage Loans.

         GROUP I-IV MORTGAGE LOANS: The Group I, Group II, Group III and Group IV Mortgage Loans.

         GROUP I-IV SENIOR CERTIFICATES: The Class I-A, Class R-I, Class II-A, Class III-A, Class IV-A and Class IV-X Certificates.

         GROUP I-IV SUBORDINATE CERTIFICATES: The Group C-B Certificates.

         GROUP II CERTIFICATES: The Class II-A Certificates.

         GROUP II EXCESS INTEREST AMOUNT: With respect to any Distribution Date, an amount equal (i) to the product of the 0.02% and the Stated Principal Balance of the Group II Mortgage Loans as of the second preceding Due Date (subject to adjustment for Principal Prepayments in full received and distributed in the month prior to that Distribution Date) after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, the Cut-off Date, (ii) divided by 12.

         GROUP II MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

         GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date):

         (i) the applicable Senior Percentage of the Principal Payment Amount for the Group II Mortgage Loans;

         (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group II Mortgage Loans; and

         (iii)    the Senior Liquidation Amount for the Group II Mortgage Loans.

         GROUP III CERTIFICATES: The Class III-A Certificates.

         GROUP III MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group III Mortgage Loans.

         GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group III Certificates immediately prior to such Distribution Date):

         (i) the applicable Senior Percentage of the Principal Payment Amount for the Group III Mortgage Loans;

         (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group III Mortgage Loans; and

         (iii)    the Senior Liquidation Amount for the Group III Mortgage
                  Loans.

         GROUP IV CERTIFICATES: The Class IV-A Certificates and Class IV-X Certificates.

         GROUP IV MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group IV Mortgage Loans.

         GROUP IV SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group IV Certificates entitled to distributions of principal immediately prior to such Distribution Date):

         (i) the applicable Senior Percentage of the Principal Payment Amount for the Group IV Mortgage Loans;

         (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group IV Mortgage Loans; and

         (iii)    the Senior Liquidation Amount for the Group IV Mortgage Loans.

         GROUP V CERTIFICATES: The Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2, Class V-M-3, Class V-X, Class P-V and Class R-II Certificates.

         GROUP V CLEANUP CALL: As defined in Section 10.01.

         GROUP V INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Group V Mortgage Loans less the Servicing Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Group V Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Group V Mortgage Loans and required to be remitted by the Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Group V Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest),
(e) all amounts relating to interest with respect to each Group V Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03, (f) all amounts in respect of interest paid by the Depositor pursuant to Section 10.01 to the extent remitted by the Servicer to the related Distribution Account pursuant to this Agreement and (g) the Group II Excess Interest Amount for such Distribution Date, minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02, 4.04, 4.06, 4.07 and 9.05 or as otherwise set forth in this Agreement.

         GROUP V MORTGAGE LOANS: The Group VA Mortgage Loans and Group VB Mortgage Loans.

         GROUP V NET FUNDS CAP: With respect to any Distribution Date and the Group V Subordinate Certificates (other than the Class V-X Certificates), will be the annual rate equal to the weighted average of (1) the Group VA Net Funds Cap and (2) the Group VB Net Funds Cap, in each case for such Distribution Date, weighted on the basis of the Subordinate Group VA Balance and the Subordinate Group VB Balance, respectively.

         GROUP V SENIOR CERTIFICATES: The Class V-A-1, Class V-A-2, Class V-A-3 Certificates, Class V-A-4 and Class V-A-5 Certificates.

         GROUP V SUBORDINATE CERTIFICATES: The Class V-M-1, Class V-M-2, Class V-M-3 and Class V-X Certificates.

         GROUP VA ALLOCATION AMOUNT: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VA Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that Distribution Date.

         GROUP VA EXCESS INTEREST AMOUNT: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.06(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VA Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

         GROUP VA MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group VA Mortgage Loans.

         GROUP VA NET FUNDS CAP: With respect to any Distribution Date and the Class V-A-1 Certificates, the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Loan Group VA for such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for Loan Group VA for the immediately preceding Distribution Date (subject to adjustment for Principal Prepayments in full received and distributed in the month prior to that Distribution Date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LTIII-VGRPA weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         GROUP VB ALLOCATION AMOUNT: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VB Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that Distribution Date.

         GROUP VB EXCESS INTEREST AMOUNT: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.06(iii)(1)(B) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VB Mortgage Loans and the denominator is the Principal Remittance Amount, in each case for that Distribution Date.

         GROUP VB MORTGAGE LOANS: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group VB Mortgage Loans.

         GROUP VB NET FUNDS CAP: With respect to any Distribution Date and the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest

Remittance Amount for Loan Group VB for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for Loan Group VB for the immediately preceding Distribution Date (subject to adjustment for Principal Prepayments in full received and distributed in the month prior to that Distribution Date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LTIII-VGRPB weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         INDEMNIFIED PERSONS: The Trustee, the Servicer (including any successor to the Servicer), the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INDEX: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Mortgage Loan which will generally be based on One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR or One-Year CMT.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         INITIAL CERTIFICATION: The certification of the Custodian in the form attached hereto as Exhibit C-1.

         INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section 3.01 other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         INSURED EXPENSES: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

         INTEREST FUNDS: With respect to any Distribution Date and a Senior-Subordinate Loan Group, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent

Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan in such Loan Group repurchased by the Seller pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Depositor pursuant to Section 10.01 to the extent remitted by the Servicer to the related Distribution Account pursuant to this Agreement minus
(ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02, 4.04, 4.06, 4.07 and 9.05 or as otherwise set forth in this Agreement.

         INTEREST DETERMINATION DATE: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

         INTEREST SHORTFALL: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

         INTERIM CERTIFICATION: The certification of the Custodian in the form attached hereto as Exhibit C-3.

         LAST SCHEDULED DISTRIBUTION DATE: The Distribution Date in August 2034.

         LATEST POSSIBLE MATURITY DATE: The Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

         LIBOR BUSINESS DAY: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIBOR DETERMINATION DATE: The second LIBOR Business Day before the first day of the related Accrual Period.

         LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         LIQUIDATION PRINCIPAL: The principal portion of Liquidation Proceeds received on a Group I-IV Mortgage Loan that became a Liquidated Loan, but not in excess of the Stated Principal Balance of that Mortgage Loan, during the calendar month preceding the month of the Distribution Date.

         LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         LOAN GROUP: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group VA or Loan Group VB. "Loan Group I" refers to the Group I Mortgage Loans, "Loan Group II" refers to the Group II Mortgage Loans, and so on.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOSS RESERVE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 5.14.

         MAJORITY CLASS V-X CERTIFICATEHOLDER: The Holder of a 50.01% or greater Percentage Interest in the Class V-X Certificates.

         MARKER RATE: With respect to the Class V-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC III Pass-Through Rates for REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-VZZ, with the per annum rate on REMIC III Regular Interest LTIII-VA1 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group VA Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VA2 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group VB Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VA3 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group VB Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VA4 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group VB Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VA5 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group VB Net Funds Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-VM1 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group V Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VM2 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the Corresponding Certificate and (y) the Group V Net Funds Cap for the purpose of this calculation; with the per annum rate on REMIC III Regular Interest LTIII-VM3 subject to a cap equal to the lesser of (x) One-Month LIBOR plus the Certificate Margin for the

Corresponding Certificate and (y) the Group V Net Funds Cap for the purpose of this calculation; and with the per annum rate on REMIC III Regular Interest LTIII-VZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC III Pass-Through Rate and the related cap with respect to each such REMIC III Regular Interest (other than REMIC III Regular Interest LTIII-VZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         MAXIMUM INTEREST RATE: With respect to any Distribution Date and the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Mortgage Loans in the related Loan Group minus the weighted average expense rate of the Mortgage Loans in the related Loan Group. With respect to any Distribution Date and the Group V Subordinate Certificates (other than the Class V-X Certificates), an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Group V Mortgage Loans minus the weighted average expense fee rate of the Group V Mortgage Loans.

         MAXIMUM MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MEZZANINE CERTIFICATES: Shall mean, collectively, the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

         MINIMUM MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         MOM LOAN: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY EXCESS CASHFLOW: With respect to any Distribution Date, means the sum of (a) the Monthly Excess Interest, (b) the Overcollateralization Release Amount, if any, for such Distribution Date, and (c) the Principal Remittance Amount remaining following payments of the Principal Payment Amount to the Group V Senior Certificates and Mezzanine Certificates.

         MONTHLY EXCESS INTEREST: With respect to any Distribution Date, the excess of (x) the Group V Interest Remittance Amount for such Distribution Date over (y) the sum of Current Interest and Carryforward Interest on the Group V Senior Certificates and Mezzanine Certificates for such Distribution Date.

         MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 5.08.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of July 28, 2004, between the Seller, as seller and the Depositor, as purchaser.

         MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B-1, setting forth the following information with respect to each Mortgage Loan:

         (i)      the loan number;

         (ii)     the Mortgage Rate in effect as of the Cut-off Date;

         (iii)    the Servicing Fee Rate;

         (iv)     the Net Mortgage Rate in effect as of the Cut-off Date;

         (v)      the maturity date;

         (vi)     the original principal balance;

         (vii)    the Cut-off Date Principal Balance;

         (viii)   the original term;

         (ix)     the remaining term;

         (x)      the property type;

         (xi)     with respect to each MOM Loan, the related MIN;

         (xii)    the Servicer;

         (xiii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

         (xiv)    the first Adjustment Date;

         (xv)     the Gross Margin;

         (xvi) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

         (xvii) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

         (xviii)  the Periodic Rate Cap;

         (xix)    the first Adjustment Date immediately following the Cut-off
                  Date;

         (xx)     the Index; and

         (xxi)    the related Loan Group.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

         MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Interest Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Interest Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

         MORTGAGOR: The obligors on a Mortgage Note.

         NET INTEREST SHORTFALLS means (i) Interest Shortfalls net of payments by the Servicer in respect of Compensating Interest plus (ii) with respect to the Senior-Subordinate Loan Groups (i) the amount of interest which would otherwise have been received for a Mortgage Loan in a Loan Group during the prior calendar month that was the subject of a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Group C-B Certificates for those types of losses.

         NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

         NET WAC RATE: With respect to any Distribution Date and any Senior-Subordinate Loan Group, the weighted average pass-through rate for that Loan Group, reduced by, with respect to Loan Group II, 0.02% per annum.

         NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         NONRECOVERABLE ADVANCE: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer pursuant to this Agreement or the Trustee as Successor Servicer, that, in the good faith judgment of the Servicer or the Trustee as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

         NOTIONAL AMOUNT: With respect to the Class II Excess Interest Certificates, the Stated Principal Balance of the Group II Mortgage Loans. REMIC II Regular Interest LTII-IO shall not have a Notional Amount, but shall be entitled to 100% of amounts distributed on the Class II Excess Interest Certificates. REMIC III Regular Interest LTIII-IO shall not have a Notional Amount, but shall be entitled to 100% of amounts distributed on REMIC II Regular Interest LTII-IO. REMIC IV Regular Interest IO shall not have a Notional Amount, but shall be entitled to 100% of amounts distributed on REMIC III Regular Interest LTIII-IO.

         OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Seller and/or the Trustee, as the case may be, as required by this Agreement.

         ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such

Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Accrual Period shall equal 1.10% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Group V Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.

         OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Seller, the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor and the Servicer, (ii) not have any direct financial interest in the Seller, Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Seller, Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         OPTIMAL INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date and Loan Group VA and Loan Group VB will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance for the Group V Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Group V Interest Remittance Amount for that Loan Group that did not arise as a result of a default or delinquency of the applicable Mortgage Loans or were not taken into account in computing the expense fee rate.

         OPTIONAL TERMINATION: The termination of the Trust Fund with respect to the Senior Subordinate Certificates or with respect to the Group V Certificates as a result of the purchase of all of the Group I-IV Mortgage Loans or Group V Mortgage Loans, respectively, and any related REO Property pursuant to the last paragraph of Section 10.01.

         OPTIONAL TERMINATION DATE: The first Distribution Date on which the Depositor may purchase, at its option, the Group I-IV Mortgage Loans and related REO Propertes or Group V Mortgage Loans and related REO Properties as described in Section 10.01.

         OTS: The Office of Thrift Supervision or any successor thereto.

         OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         OVERCOLLATERALIZATION AMOUNT: Initially, $1,393,744. With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group V Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

         OVERCOLLATERALIZATION DEFICIENCY AMOUNT: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Group V Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Principal Balances of the Group V Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

         OVERCOLLATERALIZED GROUP: With respect to any Distribution Date and a Senior-Subordinate Loan Group, any group which is not an Undercollateralized Group.

         OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         PASS-THROUGH RATE: The Class I-A, Class II-A, Class III-A, Class IV-A, Class IV-X, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2, Class V-M-3, Group C-B and Class V-X Pass-Through Rate, as applicable.

         PAYAHEAD: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

         PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

         PERIODIC RATE CAP: With respect the Adjustment Date for an Mortgage Loan, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (x) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAAm-G, AAA-m, or AA-m, and if rated by Moody's, rated Aaa, Aa1 or Aa2;

                  (xi) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

                  (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PREPAYMENT ASSUMPTION: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

         PREPAYMENT CHARGE: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

         PREPAYMENT CHARGE SCHEDULE: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit K (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

         (i)      the Mortgage Loan identifying number;

         (ii)     a code indicating the type of Prepayment Charge;

         (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

         (iv)     the term of the related Prepayment Charge;

         (v) the original Stated Principal Balance of the related Mortgage Loan; and

         (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

         PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.24 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee and (b) the fee payable to any provider of lender-paid mortgage insurance, if any.

         PREPAYMENT PERIOD: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         PRINCIPAL FUNDS: With respect to any Distribution Date and a Senior-Subordinate Loan Group, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period with respect to the related Mortgage Loans, (b) all Advances relating to principal with respect to the related Mortgage Loans made on or prior to the Distribution Account Deposit Date or, with respect to the Trustee on the Distribution Date, (c) Principal Prepayments with respect to the related Mortgage Loans exclusive of prepayment charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to Sections 2.02, 2.03 and 3.24, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans in the related Loan Group pursuant to Section 2.03(b), (f) amounts in respect of principal on the related Mortgage Loans paid by the Depositor pursuant to Section 10.01, (g) all Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the Distribution Account pursuant to this Agreement and (g) the principal portion of Payaheads with respect to the related Mortgage Loans previously received on the related Mortgage Loans and intended for application in the related Due Period minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.05, 4.07,
5.10 and 9.05 or as otherwise set forth in this Agreement.

         PRINCIPAL PAYMENT AMOUNT: With respect to each Distribution Date and a Senior-Subordinate Loan Group, the sum of (i) the principal portion of all scheduled monthly payments on the related Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a related Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds and Condemnation Proceeds other than Liquidation Principal and Principal Prepayments.

         With respect to each Distribution Date and Loan Group V, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

         PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under

Sections 2.02, 2.03, 3.24 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         PRINCIPAL PREPAYMENT AMOUNT: With respect to each Distribution Date and each of Loan Group I, Loan Group II, Loan Group III and Loan Group IV, an amount equal to the sum (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full received by the Servicer during the applicable Prepayment Period, (b) all Principal Prepayments in part allocated to principal received during the applicable Prepayment Period with respect to any Mortgage Loan in the related Loan Group; and (c) all Recoveries related to that Loan Group received during the applicable Prepayment Period.

         PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date and the Group V Mortgage Loans, (i) the sum, without duplication, of (a) the principal portion of all Scheduled Payments on the Group V Mortgage Loans due during the related Due Period whether or not received on or prior to the related Determination Date, (b) the principal portion of all unscheduled collections (other than Payaheads) including Insurance Proceeds, Condemnation Proceeds, Subsequent Recoveries and all full and partial Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, to the extent applied as recoveries of principal on the Group V Mortgage Loans, (c) the Stated Principal Balance of each Group V Mortgage Loan that was repurchased by the Seller during the related Prepayment Period pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts received during the related Prepayment Period for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal on the Group V Mortgage Loans paid by the Depositor pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries with respect to the Group V Mortage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the related Distribution Account pursuant to this Agreement and (g) the principal portion of Payaheads previously received of the Group V Mortgage Loans and intended for application in the related Due Period minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.05, 4.07, 5.10 and 9.05 or as otherwise set forth in this Agreement.

         PRINCIPAL TRANSFER AMOUNT: With respect to an Undercollateralized Group, the excess, if any, of the Certificate Principal Balance of the Group I-IV Senior Certificates (other than the Class IV-X Certificates) related to such Undercollateralized Group over the Aggregate Loan Balance of the Mortgage Loans related to such Undercollateralized Group.

         PRIVATE CERTIFICATE: Each of the Class C-B-4, Class C-B-5, Class C-B-6, Class V-X, Class P, Class P-V and Class R-II Certificates.

         PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated July 28, 2004 relating to the offering of the Publicly Offered Certificates.

         PUBLICLY OFFERED CERTIFICATES: Any Certificates other than the Private Certificates.

         PUD: A planned unit development.

         PURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer's Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to the related Certificateholders, plus any portion of the Servicing Fee, Servicing Advances and Advances payable to the Servicer of the Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

         RATING AGENCY: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         REALIZED LOSS: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any Group V Mortgage Loan, the amount of the Realized Loss with respect to that Group V Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

         RECORD DATE: With respect to the Certificates (other than the Group V Senior Certificates and Mezzanine Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Group V Certificates and any Distribution Date, so long as the Group V Senior Certificates and Mezzanine Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         REFERENCE BANKS: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Servicer.

         REFERENCE BANK RATE: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates for such Accrual Period.

         REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

         RELIEF ACT: The Servicemembers Civil Relief Act of 2003, as amended from time to time.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group I-IV Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group I-IV Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Group I-IV Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement with respect to the Group I-IV Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Group I-IV Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments on the Group I-IV Mortgage Loans made before the Cut-off Date.

         REMIC I REGULAR INTEREST LTI-ISUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-ISUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IGRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IGRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IISUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IISUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IIGRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIGRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IIISUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIISUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IIIGRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIIGRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IVSUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IVSUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IVGRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IVGRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto and shall be entitled to all Prepayment Charges with respect to the Group I-IV Mortgage Loans.

         REMIC I REGULAR INTERESTS: REMIC I Regular Interest LTI-ISUB, REMIC I Regular Interest LTI-IGRP, REMIC I Regular Interest LTI-IISUB, REMIC I Regular Interest LTI-IIGRP,

REMIC I Regular Interest LTI-IIISUB, REMIC I Regular Interest LTI-IIIGRP, REMIC I Regular Interest LTI-IVSUB, REMIC I Regular Interest LTI-IVGRP, REMIC I Regular Interest LTI-ZZ, REMIC I Regular Interest LTI-P and the Class II Excess Interest Certificates.

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC I Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans or Group IV Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of related Group I-IV Senior Certificates.

         REMIC II: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group V Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related Distribution Account, the Class P-V Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group V Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Group V Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement with respect to the Group V Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC II specifically excludes (i) all payments and other collections of principal and interest due on the Group V Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Group V Mortgage Loans made before the Cut-off Date, (iii) the Basis Risk Reserve Fund and (iv) the Loss Reserve Account.

         REMIC II REGULAR INTEREST LTII-VA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTI-VA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-VB: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-VB shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in

REMIC II. REMIC II Regular Interest LTII-IO shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, subject to the terms and conditions hereof, on an aggregate amount equal to its initial Uncertificated Notional Amount as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto and shall be entitled to all Prepayment Charges with respect to the Group V Mortgage Loans.

         REMIC II REGULAR INTERESTS: REMIC II Regular Interest LTII-VA, REMIC II Regular Interest LTII-VB, REMIC II Regular Interest LTII-IO and REMIC II Regular Interest LTII-P.

         REMIC III: The segregated pool of assets consisting of all of the REMIC I Regular Interests (other than the Class II Excess Interest Certificates) and the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC IV, as holder of the REMIC III Regular Interests, and the Class R-3 Interest pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         REMIC III GROUP I-IV REGULAR INTERESTS: REMIC III Regular Interest LTIII-IA, REMIC III Regular Interest LTIII-IIA, REMIC III Regular Interest LTIII-IIIA, REMIC III Regular Interest LTIII-IVA, REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIII-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5, REMIC III Regular Interest LTIII-CB6 and REMIC III Regular Interest LTIII-P.

         REMIC III GROUP V REGULAR INTERESTS: REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3, REMIC III Regular Interest LTIII-ZZ, REMIC III Regular Interest LTIII-PV, REMIC III Regular Interest LTIII-VSUBA, REMIC III Regular Interest LTIII-VGRPA, REMIC III Regular Interest LTIII-VSUBB, REMIC III Regular Interest LTIII-VGRPB and REMIC III Regular Interest LTIII-VXX.

         REMIC III INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group V Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-VAA minus the Marker Rate, divided by (b) 12.

         REMIC III MARKER ALLOCATION PERCENTAGE: 0.50% of any amount payable or loss attributable from the Group V Mortgage Loans, which shall be allocated to REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC

III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-VZZ.

         REMIC III OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC III Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VM3, in each case as of such date of determination.

         REMIC III PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Group V Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VM3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-ZZ.

         REMIC III REGULAR INTERESTS: REMIC III Regular Interest LTIII-IA, REMIC III Regular Interest LTIII-IIA, REMIC III Regular Interest LTIII-IIIA, REMIC III Regular Interest LTIII-IVA, REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIII-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5, REMIC III Regular Interest LTIII-CB6, REMIC III Regular Interest LTIII-P, REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3, REMIC III Regular Interest LTIII-ZZ, REMIC III Regular Interest LTIII-PV, REMIC III Regular Interest LTIII-VSUBA, REMIC III Regular Interest LTIII-VGRPA, REMIC III Regular Interest LTIII-VSUBB, REMIC III Regular Interest LTIII-VGRPB, REMIC III Regular Interest LTIII-VXX and REMIC III Regular Interest LTIII-IO.

         REMIC III REGULAR INTEREST LTIII-IA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIIA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIIA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IVA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IVA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB4: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB4 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB5: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB5 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-CB6: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-CB6 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-P: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VAA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VAA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VA1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VA1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VA2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VA2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VA3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VA3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VA4: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VA4 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VA5: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VA5 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IO shall accrue interest as provided herein and shall not be entitled to distributions of principal.

         REMIC III REGULAR INTEREST LTIII-VM1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VM1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VM2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in

REMIC III. REMIC III Regular Interest LTIII-VM2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VM3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VM3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VGRPA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VGRPA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VGRPB: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VGRPB shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-PV: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-PV shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VSUBA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VSUBA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VSUBB: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VSUBB shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VXX: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VXX shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-VZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-VZZ MAXIMUM INTEREST DEFERRAL AMOUNT:
With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC III Pass-Through Rate applicable to REMIC III Regular Interest LTIII-VZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VZZ minus the REMIC III Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VM3 for such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the related Pass-Through Rate.

         REMIC III SUB WAC ALLOCATION PERCENTAGE: 0.50% of any amount payable or loss attributable from the Group V Mortgage Loans, which shall be allocated to REMIC III Regular Interest LTIII-VSUBA, REMIC III Regular Interest LTIII-VGRPA, REMIC III Regular Interest LTIII-VSUBB, REMIC III Regular Interest LTIII-VGRPB and REMIC III Regular Interest LTIII-VXX.

         REMIC III SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC III Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group VA Mortgage Loans or Group VB Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of related Group V Senior Certificates.

         REMIC III TARGETED OVERCOLLATERALIZATION AMOUNT: 1% of the Targeted Overcollateralization Amount.

         REMIC IV: The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IV Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         REMIC IV CERTIFICATE: Any Regular Certificate.

         REMIC III CERTIFICATEHOLDER: The Holder of any REMIC III Certificate.

         REMIC IV REGULAR INTEREST: REMIC IV Regular Interest IO and the Regular Certificates.

         REMIC OPINION: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC REGULAR INTEREST: A REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, REMIC IV Regular Interest or a Regular Certificate.

         REMITTANCE DATE: Shall mean the 18th day of the month and if such day is not a Business Day, the immediately succeeding Business Day.

         REO PROPERTY: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) be secured by a first lien on the related Mortgaged Property; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan; (x) have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan; (xi) have a Gross Margin equal to the Gross Margin of the Deleted Loan; (xii) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan; and (xiii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

         REQUEST FOR RELEASE: The Request for Release to be submitted by the Seller or the Servicer to the Custodian substantially in the form of Exhibit H. Each Request for Release furnished to the Custodian by the Seller or the Servicer shall be in duplicate and shall be executed by an officer of such Person or a Authorized Servicer Representative (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Authorized Servicer Representative) of the Servicer.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         RESIDUAL CERTIFICATES: Any one of the Class R-I Certificates or Class R-II Certificates.

         RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Distribution Date and the Group V Mortgage Loans will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SELLER: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         SENIOR CERTIFICATES: The Group I, Group II, Group III, Group IV and Group V Senior Certificates.

         SENIOR ENHANCEMENT PERCENTAGE: With respect to any Distribution Date and the Group V Senior Certificates will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date.

         SENIOR LIQUIDATION AMOUNT: With respect to any Distribution Date and for any of Loan Group I, Loan Group II, Loan Group III and Loan Group IV, for each Mortgage Loan in the related Loan Group that became a Liquidated Loan during the related Prepayment Period, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Mortgage Loan.

         SENIOR PERCENTAGE: With respect to any Distribution Date and Senior-Subordinate Loan Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of Senior Certificates of such Loan Group immediately prior to that Distribution Date and the denominator of which is the Aggregate Loan Balance of the Mortgage Loans in that Loan Group as of the first day of the related Due Period (subject to adjustment for Principal Prepayments in full received and distributed in the month prior to that Distribution Date). In no event will the Senior Percentage for any Loan Group exceed 100%.

         SENIOR PREPAYMENT PERCENTAGE: With respect to the Group I, Group II, Group III and Group IV Mortgage Loans and any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on and after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Prepayment Percentage plus 70% of the related Subordinate Percentage for that Distribution Date, for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date, for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date, for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date, and for any Distribution Date thereafter, the related Senior Percentage for that Distribution Date (unless the Senior Percentage exceeds its initial Senior Percentage, in which case the Senior Prepayment Percentage for each Loan Group for that Distribution Date will equal 100%).

         If on or before the Distribution Date in July 2007, the Group C-B Percentage for such Distribution Date is greater than or equal to twice the Group C-B Percentage as of the Closing Date, then the Senior Prepayment Percentage for each Senior-Subordinate Loan Group for such Distribution Date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that Distribution Date, and (iii) if after the Distribution Date in July 2007, the Group C-B Percentage for such Distribution Date is greater than or equal to twice the Group C-B Percentage as of the Closing Date, then the Senior Prepayment Percentage for each Senior-Subordinate Loan Group for such Distribution Date will equal the related Senior Percentage.

         Notwithstanding the foregoing, the Senior Prepayment Percentage for a Senior-Subordinate Loan Group will equal 100% for any Distribution Date as to which (i) the outstanding principal balance of the Mortgage Loans in the related Loan Group, delinquent 60 days or more (including all REO Properties and Mortgage Loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses for the Mortgage Loans in the related Loan Group exceed (a) for any Distribution Date prior to the third anniversary of the first Distribution Date, 20% of the related original Group C-B Component Balance; (b) for any Distribution Date on or after the third anniversary but prior to the eighth anniversary of the first Distribution Date, 30% of the related original Group C-B Component Balance; (c) for any Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 35% of the related original Group C-B Component Balance; (d) for any Distribution Date on or after the ninth anniversary but prior to the tenth anniversary of the first Distribution Date, 40% of the related original Group C-B Component Balance; (e) for any Distribution Date on or after the tenth anniversary but prior to the eleventh anniversary of the first Distribution Date, 45% of the related original Group C-B Component Balance; and (f) for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 50% of the related original Group C-B Component Balance.

         If the Senior Prepayment Percentage for one Loan Group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other Loan Groups will equal 100%.

         If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of Principal Prepayments in full and in part and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that Class below zero, the distribution to that Class of Certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: The Group I Senior Principal Distribution Amount, the Group II Senior Principal Distribution Amount, the Group III Senior Principal Distribution Amount or the Group IV Senior Principal Distribution Amount, as applicable.

         SENIOR PRINCIPAL PAYMENT AMOUNT: With respect to Loan Group V and any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

         SENIOR-SUBORDINATE CERTIFICATES: Any of the Group I, Group II, Group III, Group IV, Group C-B and Class P Certificates.

         SENIOR-SUBORDINATE CLEANUP CALL: As defined in Section 10.01.

         SENIOR-SUBORDINATE LOAN GROUP: Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV.

         SERVICER: GMAC Mortgage Corporation or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

         SERVICER'S ASSIGNEE: As defined in Section 5.01(b)(ii).

         SERVICER DEFAULT: As defined in Section 8.01.

         SERVICER PREPAYMENT CHARGE PAYMENT AMOUNT: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

         SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

         SERVICING FEE RATE: 0.25% per annum.

         SPECIAL HAZARD LOSS: With respect to Loan Group I, Loan Group II, Loan Group III or Loan Group IV, a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes.

         SPECIAL HAZARD LOSS COVERAGE AMOUNT: The aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates. As of the Closing Date, the Special Haard Loss Coverage Amount shall be approximately $6,160,000. The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

         (A) the greatest of: (i) 1% of the aggregate of the Stated Principal Balances of the Group I, Group II, Group III and Group IV Mortgage Loans, and
(ii) twice the Stated Principal Balance of the largest Mortgage Loan in Loan Group I, Loan Group II, Loan Group III and Loan Group IV, or (iii) the Aggregate Loan Balance of the Mortgage Loans in Loan Group I, Loan

Group II, Loan Group III and Loan Group IV secured by Mortgaged Properties located in the single California postal zip code area having the highest Aggregate Loan Balance of any such zip code area; and

         (B) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Group C-B Certificates since the Closing Date.

         STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with
Section 3.09 of this Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

         STEPDOWN DATE: The later to occur of (x) the Distribution Date in August 2007 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group V Mortgage Loans, but prior to any distributions to the holders of the Group V Certificates on such Distribution
Date) is greater than or equal to approximately 11.70%.

         SUBORDINATE CERTIFICATES: The Group C-B Certificates and Group V Subordinate Certificates.

         SUBORDINATE GROUP VA BALANCE: With respect to any Distribution Date, the Aggregate Loan Group Balance for the Group VA Mortgage Loans less the Certificate Principal Balance of the Class V-A-1 Certificates.

         SUBORDINATE GROUP VB BALANCE: With respect to any Distribution Date, the Aggregate Loan Group Balance for the Group VB Mortgage Loans less the aggregate Certificate Principal Balance of the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates.

         SUBORDINATE LIQUIDATION AMOUNT: With respect to any Distribution Date and a Senior-Subordinate Loan Group, the excess, if any, of the aggregate Liquidation Principal for all Mortgage Loans related to that Loan Group that became Liquidated Loans during the related Prepayment Period, over the related Senior Liquidation Amount for that Distribution Date.

         SUBORDINATE PERCENTAGE: With respect to any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Percentage for that Distribution Date.

         SUBORDINATE PREPAYMENT PERCENTAGE: With respect to any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Prepayment Percentage for that Distribution Date; provided, however, that if the aggregate Certificate Principal Balance of the related Senior Certificates of a Loan Group has been reduced to zero, then the Subordinate Prepayment Percentage for that Loan Group will equal 100%.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and Loan Group I, Loan Group II, Loan Group III and Loan Group IV, the sum of the following calculated for each Loan Group: (i) the applicable Subordinate Percentage of the related Principal Payment Amount; (ii) the applicable Subordinate Prepayment Percentage of the related Principal Prepayment Amount; (iii) the related Subordinate Liquidation Amount; and (iv) the amount of any Principal Transfer Payments made pursuant to Section 5.04.

         SUBORDINATION LEVEL: With respect to any Distribution Date for any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to that Class by the Certificate Principal Balances of all Classes of Certificates related to the Senior-Subordinate Loan Groups, in each case immediately prior to that Distribution Date.

         SUBSEQUENT RECOVERIES: With respect to each Mortgage Loan, the amount recovered by the Servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

         SUBSERVICING AGREEMENT: Any agreement entered into between the Servicer and a subservicer with respect to the subservicing of any Mortgage Loan subject to this Agreement by such subservicer.

         SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(d).

         SUCCESSOR SERVICER: The Trustee or any successor to the Servicer appointed pursuant to Section 8.02 after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to this Agreement.

         TARGETED OVERCOLLATERALIZATION AMOUNT: With respect to Loan Group V and any Distribution Date prior to the Stepdown Date, approximately 0.75% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.50% of the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date, or (b) 0.50% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

         TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         TERMINATION PRICE: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to
Section 10.01.

         TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

         TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         TRIGGER EVENT: With respect to Loan Group V and each Distribution Date, a Trigger Event is in effect if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 48.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance of the Group V Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:


RANGE OF DISTRIBUTION DATES                   CUMULATIVE LOSS PERCENTAGE

August 25, 2007 - July 25, 2008                       1.60%*

August 25, 2008 - July 25, 2009                       2.15%*

August 25, 2009 - July 25, 2010                       2.75%*

August 25, 2010 and thereafter                        2.90%*

         *The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.


         TRUST FUND: Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV, the Basis Risk Reserve Fund and the Loss Reserve Account.

         TRUSTEE: JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC II Regular Interest LTII-IO, REMIC III Regular Interest LTIII-IO and the Class II Excess Interest Certificate), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC II Regular Interest LTII-IO, REMIC III Regular Interest LTIII-IO and the Class II Excess Interest Certificate) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Sections 5.07 and 5.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Sections 5.07 and 5.08. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC II Regular Interest LTII-IO, REMIC III Regular Interest LTIII-IO and the Class II Excess Interest Certificate will not have Uncertificated Principal Balances.

         UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to REMIC I Regular Interest LTI-ISUB, REMIC I Regular Interest LTI-IISUB, REMIC I Regular Interest LTI-IIISUB, REMIC I Regular Interest LTI-IVSUB and REMIC I Regular Interest LTI-ZZ, a per annum rate equal to the average of the Net WAC Rate of the Group I-IV Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period. With respect to REMIC I Regular Interest LTI-IGRP, REMIC I Regular Interest LTI-IIGRP, REMIC I Regular Interest LTI-IIIGRP and REMIC I Regular Interest LTI-IVGRP, the Net WAC Rate of the Group I Mortgage Loans, the Group II Mortgage Loans, the Group III Mortgage Loans and the Group IV Mortgage Loans, respectively. With respect to the Class II Excess Interest Certificates, 0.02% per annum.

         UNCERTIFICATED REMIC II PASS-THROUGH RATE: With respect to REMIC II Regular Interest LTII-VA, the weighted average of the Net Mortgage Rate with respect to the Group VA Mortgage Loans, weighted on the basis of the Aggregate Loan Balance of the Group VA Mortgage Loans. With respect to REMIC II Regular Interest LTII-VB, the weighted average of the Net Mortgage Rate with respect to the Group VB Mortgage Loans, weighted on the basis of the Aggregate Loan Balance of the Group VB Mortgage Loans. REMIC II Regular Interest LTII-IO will not have an Uncertificated REMIC II Pass-Through Rate, but will be entitled to 100% of amounts distributed on the Class II Excess Interest Certificates.

         UNCERTIFICATED REMIC III PASS-THROUGH RATE: With respect to REMIC III Regular Interest LTIII-IA, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-IGRP, weighted on the basis of the Uncertificated Principal

Balance of such REMIC I Regular Interest. With respect to REMIC III Regular Interest LTIII-IIA, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-IIGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest. With respect to REMIC III Regular Interest LTIII-IIIA, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-IIIGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest. With respect to REMIC III Regular Interest LTIII-IVA, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-IVGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest. With respect to REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIV-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5 and REMIC III Regular Interest LTIII-CB6, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-ISUB, REMIC I Regular Interest LTI-IISUB, REMIC I Regular Interest LTI-IIISUB and REMIC I Regular Interest LTI-IVSUB, in each case subject to a cap and a floor equal to the weighted average of the Net WAC Rate on the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans, respectively, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests. With respect to REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3, REMIC III Regular Interest LTIII-VZZ, REMIC III Regular Interest LTIII-VSUBA, REMIC III Regular Interest LTIII-VSUBB and REMIC III Regular Interest LTIII-VXX, the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LTII-VA and REMIC II Regular Interest LTII-VB, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest. With respect to REMIC III Regular Interest LTIII-VGRPA, the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LTII-VA, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest. With respect to REMIC III Regular Interest LTIII-VGRPB, the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LTII-VB, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

         UNDERCOLLATERALIZED GROUP: With respect to any Distribution Date, a Senior-Subordinate Loan Group for which the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group at the end of the Prepayment Period related to the immediately preceding Distribution Date.

         VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 96% to the Certificates (other than the Class IV-X, Class V-X, Class P, Class P-V and the Residual Certificates) and (ii) 1% to each of the Class IV-X, Class V-X, Class P and Class P-V Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

         Section 1.02 ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

         For purposes of calculating the amount of the Group V Interest Remittance Amount for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Group V Mortgage Loans for any Distribution Date shall reduce the Group V Interest Remittance Amount on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses allocated to the Mezzanine Certificates and Basis Risk Shortfalls allocated to the Group V Senior Certificates (other than the Class V-X Certificates) and the Mezzanine Certificates for any Distribution Date shall be allocated to the Class V-X Certificates based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group I-IV Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular interest LTI-ISUB, REMIC I Regular interest LTI-IGRP, REMIC I Regular interest LTI-IISUB, REMIC I Regular interest LTI-IIGRP, REMIC I Regular interest LTI-IIISUB, REMIC I Regular interest LTI-IIIGRP, REMIC I Regular interest LTI-IVSUB, REMIC I Regular interest LTI-IVGRP and REMIC I Regular interest LTI-ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group V Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular interest LTII-VA and REMIC II Regular interest LTII-VB, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Group V Regular Interests for any Distribution Date:

         The REMIC III Marker Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group V Mortgage Loans for any Distribution Date shall be allocated among REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-VZZ, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest; and

         The REMIC III Sub WAC Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group V Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC III Regular Interest LTIII-VSUBA, REMIC III Regular Interest LTIII-VGRPA, REMIC III Regular Interest LTIII-VSUBB, REMIC III Regular Interest LTIII-VGRPB, and REMIC III Regular Interest LTIII-VXX, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01      CONVEYANCE OF TRUST FUND.

                  The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

                  The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

                  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

                  In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1," and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "JPMorgan Chase Bank, as Trustee for certificateholders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows:
"Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Authorized Servicer Representative to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the related Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) related above, the Depositor shall deliver such documents to the Trustee promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns. In the event that the Seller or the Depositor gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Trustee shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust pursuant to Section 9.05. In the event a Mortgage File is released to the Servicer as a result of such Person having completed a Request for Release, the Trustee shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the related Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         Section 2.02 ACCEPTANCE OF THE MORTGAGE LOANS.

                  (a) Based on the Initial Certification received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to
Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Custodian on the Trustee's behalf will deliver an Initial Certification in the form annexed hereto as Exhibit C-1, confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Custodian on the Trustee's behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Seller and the Trustee an Interim Certification substantially in the form annexed hereto as Exhibit C-2. In conducting such review, the Custodian on the Trustee's behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses
(iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, determined on the basis of the Mortgagor's name, the original principal balance and the Mortgage Loan number, or to appear to be defective on its face, the Custodian shall include such information in the exception report attached to the Interim Certification. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section
2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to
Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date, the Custodian on the Trustee's behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee, a Final Certification substantially in the form annexed hereto as Exhibit C-3. In conducting such review, the Custodian on the Trustee's behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee's behalf has received either an original or a copy thereof, as required in

Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Custodian finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the Final Certification and the Trustee shall promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Trustee for deposit in the related Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the related Distribution Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the related Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Seller shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

                  (d) The Seller shall deliver to the Trustee, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER AND THE SELLER.

                  (a) The Servicer hereby represents and warrants to, and covenants with, the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

                  (i) It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                  (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or
         (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (vii) The Servicer has accurately and fully reported, and will continue to accurately and fully report its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

                  (viii) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the GMAC Mortgage Loans that are registered with MERS.

                  (ix) The Servicer will not waive any Prepayment Charge with respect to a Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of the Servicer set forth in Section 2.03(a)(ix) above is breached by the Servicer, the Servicer will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates or Class P-V Certificates, as applicable, by depositing such amount into the related Custodial Account within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, the Servicer shall have no liability for a waiver of any Prepayment Charge in the event that the Servicer's determination to make such a waiver was made by the Servicer in reliance on information properly received by the Servicer from any Person in accordance with the terms of this Agreement.

                  (b) The Seller hereby represents and warrants to and covenants with, the Depositor, the Servicer and the Trustee as follows, as of the Closing
Date:

                  (i) The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                  (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (vii) The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

                  (viii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a "high cost", "covered", "high risk home" or "predatory" loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  (ix) No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS(R) Version 5.6 Revised (attached hereto as Exhibit N.) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

                  (x) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii) and (ix) and
Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Seller hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii) and (ix) and Section 8 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in
Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

                  With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the related Certificateholders such documents and agreements as are required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the related Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the related Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. The Trustee shall not have any further responsibility with regard to such Mortgage File.

                  For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Trustee will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the related Distribution Account, by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the related Distribution Account maintained by the Trustee, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (d) The representations and warranties set forth in Section
2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

                  The Depositor hereby represents and warrants to, and covenants, with the Servicer, the Seller and the Trustee as follows, as of the date hereof and as of the Closing Date:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

                  The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH
                      SUBSTITUTIONS AND REPURCHASES.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or
(ii) cause any of REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor or the Seller that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Seller, at the its option, shall either (i) substitute, if the conditions in
Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section
2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06 ISSUANCE OF THE REMIC I REGULAR INTERESTS AND THE CLASS
                      R-I CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the Group I-IV Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Certificates and REMIC III (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

         Section 2.07 ISSUANCE OF THE REMIC II REGULAR INTERESTS AND THE CLASS
                      R-II CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the Group V Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC II, including the Class II Excess Interest Cretificate, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II. The rights of the Holders of the Class R-II Certificates and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

         Section 2.08 CONVEYANCE OF THE REMIC I REGULAR INTERESTS AND THE REMIC
                      II REGULAR INTERESTS; ACCEPTANCE OF REMIC III BY THE TRUSTEE.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (other than the Class II Excess Interest Certificate, and the REMIC II Regular Interests for the benefit of the Class R-3 Interest and REMIC III (as holder of the REMIC I Regular Interests (other than the Class II Excess Interest Certificate, and the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests (other than the Class II Excess Interest Certificate, and the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3 Interest and REMIC III (as holder of the REMIC I Regular Interests (other than the Class II Excess Interest Certificate, and the REMIC II Regular Interests). The rights of the Holders of the Class R-3 Interest and REMIC III (as holder of the REMIC I Regular Interests (other than the Class II Excess Interest Certificate, and the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-3 Interest and REMIC III Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-3 Interest and the REMIC III Regular Interests, shall be as set forth in this Agreement.

         Section 2.09 CONVEYANCE OF THE REMIC III REGULAR INTERESTS; ACCEPTANCE
                      OF REMIC IV BY THE TRUSTEE.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests for the benefit of the Class R-4 Interest and REMIC IV (as holder of the REMIC III Regular Interests). The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-4 Interest and REMIC IV (as holder of the REMIC III Regular Interests). The rights of the Holder of the Class R-4 Interest and REMIC IV (as holder of the REMIC III Regular Interests) to receive distributions from the proceeds of REMIC IV in respect of the Class R-4 Interest and REMIC IV Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-4 Interest and the REMIC IV Regular Interests, shall be as set forth in this Agreement. The Class R-4 Interest and the REMIC IV Regular Interests shall constitute the entire beneficial ownership interest in REMIC IV.

         Section 2.10 ISSUANCE OF RESIDUAL CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The Trustee acknowledges the assignment to it of the REMIC III Regular Interests and the REMIC IV Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the

Class R-III/IV Certificates in authorized denominations. The Class III/IV Certificates evidence ownership in the Class R-3 Interest and the Class R-4 Interest.

         Section 2.11 ESTABLISHMENT OF TRUST.

                  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1" and does hereby appoint JPMorgan Chase Bank, as Trustee in accordance with the provisions of this Agreement.

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 3.01 THE SERVICER TO ACT AS SERVICER.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interest of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

                  To the extent consistent with the foregoing, the Servicer shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Servicer an intention to refinance the related Mortgage Loan and (y) the Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the Servicer or (iii) the Servicer reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then the Servicer is required to pay the amount of such waived Prepayment Charge (the "Servicer Prepayment Charge Payment Amount"), for the benefit of the Holders of the Class P Certificates, in connection with the waiver of a Prepayment Charge in respect of the Group I-IV Mortgage Loans, or Class P-V Certificates, in connection with the waiver of a Prepayment Charge in respect of the Group V Mortgage Loans, by depositing such amount into the related Custodial Account within 90 days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and (ii)(B) above; provided, however, that the Servicer shall not waive more than 5% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clauses (i) and
(ii)(B) above. Notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

                  Subject only to the above-described applicable servicing standards (the "Accepted Servicing Practices") and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan.

                  Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. In addition, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney agreeable to the Trustee and its counsel for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, provided such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for review prior to execution.

                  In accordance with the standards of the first paragraph of this Section 3.01, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans in order to preserve the lien on the Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.04, and further as provided in Section 4.02. All costs incurred by the Servicer, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Section 3.02 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

                  (a) Except as otherwise provided in this Section 3.02, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any

Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

                  (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a related Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Index, Gross Margin, Periodic Rate Cap, Adjustment Date, Maximum Mortgage Interest Rate or Minimum Mortgage Interest Rate and any other term affecting the amount or timing of payment on the related Mortgage
Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with the servicing standard set forth in Section 3.01. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         Section 3.03 SUBSERVICERS.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder with respect to the related Mortgage Loans. The Servicer shall pay all fees of each of its subservicers from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to the Servicer hereunder.

                  At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Accounts, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at its option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.03, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer with respect to the Mortgage Loans effective as of the date of the Servicer's termination. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Trust Fund.

                  Notwithstanding the foregoing, the Servicer shall not be relieved of its obligations hereunder with respect to the Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Servicer alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Trustee pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 3.04 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE SERVICER
                      TO BE HELD FOR TRUSTEE.

                  Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a related Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or that otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Accounts, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Accounts, the Distribution Accounts or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         Section 3.05 MAINTENANCE OF HAZARD INSURANCE.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and
(ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request, with copies of such insurance policies and fidelity bond. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause its subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.06 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

                  The Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Servicer in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the related Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.07 MAINTENANCE OF INSURANCE POLICIES.

                  The Servicer shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. The Servicer shall not cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

         Section 3.08 RESERVED.

         Section 3.09 REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION
                      OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

                  (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Custodial Account pursuant to Section 4.02). If the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Servicer will give notice of any such charge-off to the Trustee. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

                  With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

                  The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the related Custodial Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Servicer as additional servicing compensation.

                  The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any Mortgage Loan for the related Prepayment Period.

                  (c) The Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Servicer's discretion so warrant such action.

         Section 3.10 SERVICING COMPENSATION.

                  As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the related Custodial Account out of each payment of interest on each Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds to the extent permitted by Section 4.02.

                  Additional servicing compensation with respect to Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by the Servicer, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Custodial Accounts shall be retained by the Servicer to the extent not required to be deposited in the Custodial Accounts pursuant to
Section 4.02. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder

(including payment of any premiums for hazard insurance, as required by Section
3.05 and maintenance of the other forms of insurance coverage required by
Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

         Section 3.11 REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

                  (b) The Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the related Custodial Account.

                  (c) The Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12 LIQUIDATION REPORTS.

                  Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Servicer and the Trustee with respect to such Mortgaged Property.

         Section 3.13 ANNUAL CERTIFICATE AS TO COMPLIANCE.

                  (a) The Servicer shall deliver to the Depositor and the Trustee not later than March 15th of each year commencing in 2005 (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), a certificate of a Authorized Servicer Representative stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

                  (b) (i) The Servicer shall deliver to the Depositor and the Trustee, on or before March 15th of each year commencing in 2005, a certification containing the information set forth in Exhibit L. Such certification shall be signed by the senior officer in charge of servicing of the Servicer. In addition, the Servicer shall provide such other information with respect to the related Mortgage Loans and the servicing and administration thereof within the control of the Servicer which shall be required to enable the Depositor and the Trustee to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                                    (ii) The Servicer shall indemnify and hold
harmless the Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses to the extent arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.13(b), or a breach in any of the representations in the certification delivered pursuant to clause (b)(i) above, or the Servicer's gross negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable to the Depositor and the Trustee as a result of a court of law or other administrative or regulatory body with authority holding such indemnification void on the basis of public policy or similar reason, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor or the Trustee in such proportion as is appropriate to reflect the relative fault of the Trustee or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.13(b) or the Servicer's gross negligence, bad faith or wilful misconduct in connection therewith or a breach of any of the representations in the certification delivered pursuant to clause (b)(i) above with respect to the matters covered by this Section 3.13(b)(ii).

         Section 3.14 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING
                      REPORT.

                  Not later than March 15th of each year, commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal or calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers. Promptly upon receipt of such report, the Servicer shall furnish a copy of such report to the Depositor, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

         Section 3.15 BOOKS AND RECORDS.

                  The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the related Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Trust. In particular, the Servicer shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of Accepted Servicing Practices.

                  The Servicer shall maintain with respect to each related Mortgage Loan and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

         Section 3.16 THE TRUSTEE.

                  The Trustee shall furnish the Servicer with any powers of attorney and other documents in form as mutually agreed upon and necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and REO Properties.

                  The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

                  The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.17 REMIC-RELATED COVENANTS.

                  For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 3.18 REIMBURSEMENT OF COSTS AND EXPENSES .

                  (a) To the extent that the costs and expenses of the Trustee related to any termination of the Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the related Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Accounts.

                  (b) If the Trustee acts as a Successor Servicer to the Servicer, it will not assume liability for the representations and warranties of the Servicer contained herein.

         Section 3.19 RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to the related Certificateholders on the next Distribution Date, the Servicer will promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit H hereto signed by a Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Custodial Account pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Custodial Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Authorized Servicer Representative substantially in the form of Exhibit H (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the Servicer. Such request for release shall obligate the Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

         Section 3.20 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE SERVICER TO BE HELD FOR TRUSTEE.

                  (a) The Servicer (to the extent required by this Agreement) shall transmit to the Trustee or to Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement.

         Section 3.21 POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

                  The Servicer shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

         Section 3.22 ANNUAL CERTIFICATE AS TO COMPLIANCE.

                  (a) The Depositor shall prepare and file or caused to be prepared and filed the initial Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January

30, 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to March 30, 2005 and annually thereafter, if required, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10K shall be signed by the Depositor and shall include, to the extent available, as exhibits (i) the Servicer's annual statement of compliance described under Section 3.13 hereof, (ii) the Servicer's accountants report described under Section 3.14 and (iii) the Form 10-K certification signed by the Depositor. If items (i), (ii) and (iii) in the preceding sentence are not timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K and the Form 15 on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file a Form 8-K and the Form 15 with the Commission. The Trustee will reasonably cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.

                  (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) on behalf of the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

                  (c) (i) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.22 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                           (ii) The Depositor shall indemnify and hold harmless
the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 3.22 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

                            (iii) If the indemnification provided for herein is
unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 3.22 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

                  (d) Nothing shall be construed from the foregoing subsections
(a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.22(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

                  (e) Notwithstanding the provisions of Section 11.01, this
Section 3.22 may be amended without the consent of the Certificateholders.

         Section 3.23 UCC.

                  The Seller agrees to execute and file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments and continuation statements thereto required by any change in the Uniform Commercial Code.

         Section 3.24 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

                  With respect to any Mortgage Loans which as of the first day of a Calendar Quarter is delinquent in payment by 91 days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price.

                  If at any time the Seller remits to the Trustee a payment for deposit in the related Distribution Account covering the amount of the Purchase Price for such a Mortgage Loan, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse to the Seller which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Seller shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

                                   ARTICLE IV

                                    ACCOUNTS

         Section 4.01 COLLECTION OF MORTGAGE LOAN PAYMENTS; CUSTODIAL ACCOUNTS.

                  (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the related Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a Mortgage Loan for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the Certificateholders. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Servicer delivers to the Trustee a REMIC Opinion, the Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 4.50% with respect to any Mortgage Loan and (B) amend any Mortgage Note for a Mortgage Loan to extend to the maturity thereof.

                  (b) The Servicer shall establish and maintain segregated Custodial Accounts (which shall at all times be Eligible Accounts) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of the related Certificateholders and designated "JPMorgan Chase Bank, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1-Senior-Subordinate Certificates" and "JPMorgan Chase Bank, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1-Group V Certificates." On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the related Custodial Account, in no event more than two Business Days after the Servicer's receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the related Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the related Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the related Mortgage Loans;

                  (ii) all payments on account of interest on the related Mortgage Loans net of the related Servicing Fee permitted under Section 3.10;

                  (iii) all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the related Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (iv) any amount required to be deposited by the Servicer pursuant to Section 4.01(c) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by the Servicer pursuant to Section 3.05;

                  (vi) any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

                  (vii) any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amounts; and

                  (viii) any other amounts required to be deposited hereunder.

                  The foregoing requirements for deposit by the Servicer into the Custodial Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Servicer. In the event that the Servicer shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 4.02, it may at any time withdraw or direct the institution maintaining the related Custodial Account, to withdraw such amount from the related Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the related Custodial Account, that describes the amounts deposited in error in the Custodial Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Custodial Accounts shall be held in trust for the related Certificateholders until withdrawn in accordance with Section 4.02.

                  (c) The institution that maintains the Custodial Accounts or other authorized entity shall invest the funds in the Custodial Accounts, in the manner directed by the Servicer, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the related Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Custodial Accounts in respect of any such investments shall be deposited by the Servicer into the related Custodial Account, out of its own funds.

                  (d) The Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of a Custodial Account prior to any change thereof.

         Section 4.02 PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNTS.

                  (a) The Servicer may from time to time make withdrawals from a Custodial Account for the following purposes:

                  (i) to pay itself (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
         Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                  (ii) to reimburse the Servicer or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 4.02(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Custodial Account that were not included in the Available Distribution Amount for the preceding Distribution Date;

                  (iii) to reimburse the Servicer or an Advance Financing Person for any Nonrecoverable Advances;

                  (iv) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) to pay the Servicer any unpaid Servicing Fees and to reimburse it or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that the Servicer's or such Advance Financing Person's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                  (vi) to pay to the Seller or the Depositor with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02,

         2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to pay any expenses recoverable by the Servicer pursuant to Section 7.04;

                  (viii) to withdraw any amount deposited in the Custodial Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

                  In addition, no later than 3:00 p.m. Eastern time on the Remittance Date, the Servicer shall withdraw from the Custodial Accounts and remit to the Trustee (a) all amounts deposited in the Custodial Accounts as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Accounts pursuant to this Section 4.02), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in the Custodial Accounts in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Accounts pursuant to subclauses (i), (ii), (iv),
(v) and (vi) above. Prior to making any withdrawal from a Custodial Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

                  (b) Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by the Servicer as permitted in Section 4.02(a)(ii) in reimbursement of Advances previously made by the Servicer shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the related Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than "BBB", the Servicer shall be required to replace such funds by deposit to the related Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

         Section 4.03 REPORTS TO TRUSTEE.

         On or before the tenth calendar day of each month, the Servicer shall furnish to the Trustee electronically in a format reasonably acceptable to the Trustee loan accounting reports in the investor's assigned loan number order to document the payment activity on each Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall contain the following:

                  (i) With respect to each Scheduled Payment (on both an actual and scheduled basis with respect to mortgage loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to scheduled interest;

                  (iii) the amount of any Prepayment Charges collected by the Servicer;

                  (iv) the amount of servicing compensation received by the Servicer during the prior calendar month;

                  (v) the Aggregate Loan Balance of the Mortgage Loans in each Loan Group;

                  (vi) the aggregate amount of Advances made by the Servicer pursuant to Section 5.01;

                  (vii) the aggregate of any expenses reimbursed to the Servicer during the prior calendar month pursuant to Section 4.02; and

                  (viii) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days,
         (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

         Section 4.04 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

                  To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

                  Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

         Section 4.05 ADJUSTMENTS TO MORTGAGE RATE AND SCHEDULED PAYMENT.

         On each applicable Adjustment Date, the Mortgage Rate with respect to each Mortgage Loan shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Gross Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap, Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate, as set forth in the Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note, applicable laws and regulations regarding interest rate adjustments. The Servicer shall also provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust a Mortgage Rate or a Scheduled Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the related Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

         Section 4.06 DISTRIBUTION ACCOUNTS.

                  (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the related Certificateholders, the Distribution Accounts as a segregated non-interest bearing trust account or accounts. The Trustee will deposit in the related Distribution Account as identified by the Trustee and as received by the Trustee, the following amounts:

                           (i) All payments and recoveries in respect of
principal on the related Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the Servicer from the related Custodial Account and remitted by the Servicer to the Trustee;

                           (ii) Any Advance and any Compensating Interest
Payments;

                           (iii) Any Prepayment Charges collected by the
Servicer in connection with the Principal Prepayment of any of the related Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

                           (iv) Any Insurance Proceeds or Liquidation Proceeds
received by or on behalf of the Trustee or which were not deposited in the related Custodial Account;

                           (v) The Repurchase Price with respect to any related
Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Repurchase Price, the Repurchase Price with respect to any Mortgage Loans purchased by the Depositor pursuant to
Section 3.24, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

                           (vi) Any amounts required to be deposited with
respect to losses on investments of deposits in an Account; and

                           (vii) Any other amounts received by or on behalf of
the Trustee and required to be deposited in the related Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Accounts shall be held by the Trustee in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Servicer to the Distribution Accounts.

                  (c) The amount at any time credited to the Distribution Accounts shall be held uninvested.

         Section 4.07 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION
                      ACCOUNTS.

                  (a) The Trustee will, from time to time make or cause to be made such withdrawals or transfers from the Distribution Accounts pursuant to this Agreement for the following purposes:

                           (i) On an ongoing basis, Trustee to pay any expenses
recoverable by the Trustee pursuant to this Agreement.

                           (ii) to reimburse the Trustee as Successor Servicer
or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Trustee as Successor Servicer or the Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

                           (iii) to reimburse the Trustee or the Servicer from
Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Trustee as Successor Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                           (iv) to reimburse the Trustee as Successor Servicer
or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Trustee as Successor Servicer or the

Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

                           (v) to reimburse the Trustee as Successor Servicer or
the Servicer for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

                           (vi) to reimburse the Trustee as Successor Servicer
or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

                           (vii) Reserved;

                           (viii) to reimburse the Trustee for expenses, costs
and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Trustee in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.12);

                           (ix) to pay to the Trust Fund, as additional
servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

                           (x) to reimburse or pay the Servicer any such amounts
as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein or therein;

                           (xi) to reimburse the Trustee for expenses incurred
in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

                           (xii) after the occurrence of an event of default
under the Advance Facility, to reimburse any Advance Financing Person for any Advances or Servicing Advances made by such Advance Financing Person pursuant to
Section 5.01(b) and not reimbursed to such Advance Financing Person pursuant to
Section 4.02;

                           (xiii) to reimburse the Custodian for expenses, costs
and liabilities incurred or reimbursable to it pursuant to this Agreement;

                           (xiv) to remove amounts deposited in error; and

                           (xv) to clear and terminate a Distribution Account
pursuant to Section 10.01.

                  (b) The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the

Distribution Account pursuant to subclauses (ii) through (v), inclusive, and
(vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Accounts under Section 4.07.

                  (c) On each Distribution Date, the Trustee shall distribute funds on deposit in the Distribution Account to the holders of the related Certificates in accordance with Section 5.04 and Section 5.06.

                                    ARTICLE V

                           ADVANCES AND DISTRIBUTIONS


         Section 5.01 ADVANCES; ADVANCE FACILITY.

                  (a) The Servicer shall make an Advance with respect to any Mortgage Loan and deposit such Advance in the related Distribution Account no later than 3:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

                  In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the related Custodial Account that any Amounts Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the related Custodial Account to the related Distribution Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than "BBB", the Servicer shall be required to replace such funds by deposit to the related Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

                  The Servicer shall be entitled to be reimbursed from the related Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

                  Subject to and in accordance with the provisions of Article VIII hereof, in the event that the Servicer fails to make such Advance, then the Trustee, as a Successor Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

                  (b)(i) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 5.01(b)(v) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

                  (ii) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof no later than the Servicer Remittance Date immediately following the effective date of such Advance Facility a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the Custodial Account pursuant to Section
4.02 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with
Section 4.02 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 4.02 hereof to the extent permitted under Section 5.01(b)(v) below.

                  (iii) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 4.02 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the related Custodial Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the related Custodial Account pursuant to Section 4.02 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the related Distribution Account pursuant to Section 4.06 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 4.02 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section
11.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the Servicer, and the successor Servicer shall not be liable for any errors in such information.

                  (iv) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as the Servicer.

                  (v) As between the Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than the Servicer or its related Advance Financing Person in error, then the Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or

Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

                  (vi) For purposes of any Officer's Certificate of the Servicer delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by the Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer.

                  (vii) Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

         Section 5.02 COMPENSATING INTEREST PAYMENTS.

         In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the related Distribution Account, as a reduction of and to the extent of, the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or the related Certificateholders.

         Section 5.03 REMIC DISTRIBUTIONS.

                  On each Distribution Date the Trustee, shall be deemed to allocate distributions to the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests in accordance with Section 5.10 hereof.

         Section 5.04 DISTRIBUTIONS ON THE SENIOR-SUBORDINATE CERTIFICATES.

         (A) On each Distribution Date, Available Funds shall be withdrawn by the Trustee to the extent of funds on deposit in the related Distribution Account and distributed to the Senior-Subordinate Certificates as directed in accordance with the related Remittance Report for such Distribution Date, in the following order of priority:

                  (i) (a) first, concurrently (i) to the Senior Certificates of the related Loan Group, Accrued Certificate Interest for such Distribution Date and any Accrued Certificate Interest remaining unpaid from any prior Distribution Date and (ii) to the Group V Interest Remittance Amount, the Group II Excess Interest Amount, as applicable;

                           (b) second, to the extent of Available Funds
remaining after giving effect to the distributions set forth in clause (a) above, to the Group I-IV Senior Certificates (other than the Class IV-X Certificates), the related Senior Principal Distribution Amount in accordance with clause (ii) below;

                           (c) third, to the extent of Available Funds remaining
after giving effect to the distributions set forth in clauses (a) and (b) above, any Principal Transfer Amounts to the related Class or Classes of Group I-IV Senior Certificates (other than the Class IV-X Certificates) in accordance with
Section 5.04(C) below;

                           (d) fourth, to the extent of Available Funds
remaining after giving effect to the distributions set forth in clauses (a), (b) and (c) above, (i) to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, Accrued Certificate Interest for such Distribution Date and any Accrued Certificate Interest remaining unpaid from any prior Distribution Date and (ii) the Subordinate Principal Distribution Amount in accordance with clause (iii) below. Interest and principal shall be paid to each Class of Group I-IV Subordinate Certificates with a higher payment priority prior to any payments are made to any Class of Group I-IV Subordinate Certificates with a lower payment priority; and

                           (e) fifth, to the extent of Available Funds remaining
after giving effect to the distributions set forth in clauses (a), (b), (c) and
(d) above, to the Class R-I Certificates, the remainder (which is expected to be zero) of all Available Funds.

                  (ii) On each Distribution Date, the Senior Principal Distribution Amount shall be distributed as follows:

                           (a) an amount, up to the amount of the Group I Senior
Principal Distribution Amount for that Distribution Date shall be distributed as principal to the following Classes in the following order: (i) first, to the Class R-I Certificates until its Certificate Principal Balance has been reduced to zero; and (ii) second, to the Class I-A Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (b) On each Distribution Date, an amount, up to the
amount of the Group II Senior Principal Distribution Amount for that Distribution Date shall be distributed as principal to the Class II-A Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (c) On each Distribution Date, an amount, up to the
amount of the Group III Senior Principal Distribution Amount for that Distribution Date, shall be distributed as principal to the Class III-A Certificates, until its Certificate Principal Balance has been reduced to zero; and

                           (d) On each Distribution Date, an amount, up to the
amount of the Group IV Senior Principal Distribution Amount for that Distribution Date, shall be distributed as principal to the Class IV-A Certificates, until its Certificate Principal Balance has been reduced to zero.

                  (iii) On each Distribution Date, the Subordinate Principal Distribution Amount shall be distributed to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, in an amount equal to such Class' pro rata share of the Subordinate Principal Distribution Amount based on its respective Certificate Principal Balance, until each Class of Group C-B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that Distribution Date; provided, however, on any Distribution Date on which the Subordination Level for any Class of Group C-B Certificates is less than the related Subordination Level of such Class as of the Closing Date, no distributions of Principal Prepayments in full or in part shall be made to any Class or Classes of Group C-B Certificates junior to that Class. The amount otherwise distributable to those Classes will be allocated among the remaining Classes of Group C-B Certificates, pro rata, based upon their respective Certificate Principal Balances.

         (B) On each Distribution Date prior to the date upon which the Certificate Principal Balances of the Group C-B Certificates is reduced to zero, but after the date on which any of the aggregate Certificate Principal Balance of the Group I, Group II, Group III or Group IV Certificates has been reduced to zero, all Principal Funds relating to the Loan Group that has been paid in full, will be paid to the Group I-IV Senior Certificates (other than the Class IV-X Certificates) related to the other Senior-Subordinate Loan Groups. Such Principal Funds will be allocated between the other Senior-Subordinate Loan Groups, pro rata based on aggregate Certificate Principal Balance and paid to the Group I-IV Senior Certificates (other than the Class IV-X Certificates) related to such Loan Groups in the same priority as such Certificates would receive other distributions of principal; provided that if, on any Distribution Date (a) the Group C-B Percentage for that Distribution Date is greater than or equal to 200% of that Group C-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in each Senior-Subordinate Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%, principal will not be distributed as described above.

         (C) If on any Distribution Date there exists an Undercollateralized Group, the following will occur:

                  (i) the Available Funds in the Overcollateralized Group or Groups will be reduced, after distributions of interest to the Senior Certificates of each Overcollateralized Group in accordance with
         Section 5.04(A)(i)(a) above, in an aggregate amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the weighted average Pass-Through Rate applicable to the

         Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

                  (ii) the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group or Groups, after distributions of principal to the Senior Certificates of each Overcollateralized Group in accordance with Section 5.04(A)
         (i)(b), will be distributed to the Senior Certificates of each Undercollateralized Group until the Certificate Principal Balance of the Senior Certificates of each Undercollateralized Group equals the Aggregate Loan Balance of the Mortgage Loans in the related Loan Group.

         In the event more than one Loan Group is an Overcollateralized Group on any Distribution Date, reductions in the Available Funds of such Loan Groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in each such Overcollateralized Group exceeds the aggregate Certificate Principal Balance of the Senior Certificates related to each such Overcollateralized Group. In the event more than one Loan Group is an Undercollateralized Group on any Distribution Date, payments made to such Loan Groups from the Available Funds of the Overcollateralized Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

           (D) Subject to Section 10.02 hereof respecting the final distribution on a Class of Certificates, on each Distribution Date the Trustee shall make distributions to each Holder of a Group I-IV Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Group I-IV Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         Section 5.05 ALLOCATION OF REALIZED LOSSES WITH RESPECT TO THE GROUP
                      I-IV MORTGAGE LOANS .

                  (a) On or prior to each Determination Date, the Trustee shall determine the amount of any Realized Loss in respect of each Group I-IV Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) Any Realized Loss with respect to a Group I-IV Mortgage Loan, except for Excess Losses, will be allocated among the Senior-Subordinate Certificates as follows:

                           (i) first, to the Class C-B-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (ii) second, to the Class C-B-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (iii) third, to the Class C-B-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (iv) fourth, to the Class C-B-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (v) fifth, to the Class C-B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

                           (vi) sixth, to the Class C-B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

                           (vii) seventh, to the Senior Certificates of the related Loan Group (other than the Class IV-X Certificates), pro rata, according to and in reduction of their Certificate Principal Balances.

                  (c) Accrued Certificate Interest for each Class of Group I-IV Senior Certificates and the Group II Excess Interest Amounts will be reduced by Net Interest Shortfalls on the Mortgage Loans in the related Loan Group for that Distribution Date, and the Accrued Certificate Interest for the Group C-B Certificates will be reduced by Net Interest Shortfalls on the Group I, Group II, Group III and Group IV Mortgage Loans for that Distribution Date. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all such Classes of Certificates, and, if applicable, the Group II Excess Interest Amount, related to such Loan Group, based on the amount of interest each of those Classes of Certificates and the Group II Excess Interest Amount, as applicable, would otherwise be entitled to receive on that Distribution Date from such Loan Group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a Class of Group C-B Certificates would otherwise be entitled to receive from the Mortgage Loans in a Loan Group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Net WAC Rate on that Class' proportionate share, based on the Certificate Principal Balance, of the related Group C-B Component Balance for that Distribution Date.

                  (d) On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior-Subordinate Certificates (other than the Class P Certificates and Class IV-X Certificates), based on their respective Certificate Principal Balances.

                  (e) On each Distribution Date, if the aggregate Certificate Principal Balance of all Classes of Group I-IV Certificates (other than the Class IV-X Certificates) exceeds the Aggregate Loan Balance of the Group I, Group II, Group III and Group IV Mortgage Loans after giving effect to distributions of principal and the allocation of all losses to these Certificates on that Distribution Date, that excess will be deemed a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

                  (f) Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Trustee discovers, based solely on the reports delivered by the Servicer under this Agreement that any Recoveries have been collected by the Servicer with respect to the Group I-IV Mortgage Loans, the amount of such Recoveries will be applied to increase the Certificate Principal Balance of each Class of Senior-Subordinate Certificates to which Realized Losses have been allocated (including any such Class of Senior-Subordinate Certificates for which the Certificate Principal Balance has been reduced to zero), up to the amount of related Recoveries for such Distribution Date, as follows: (a) first, the Certificate Principal Balance of each Class of Senior Certificates (other than the Class IV-X Certificates) related to the Loan Group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such Class of Certificates, and (b) second, the Certificate Principal Balance of each Class of Group C-B Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such Class of Certificates. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (g) All Realized Losses on the Group I-IV Mortgage Loans shall be allocated on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Senior Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest LTI-ZZ.

                  All Realized Losses on the Group I-IV Mortgage Loans shall be allocated on each Distribution Date to REMIC III Regular Interest LTIII-IA, REMIC III Regular Interest LTIII-IIA, REMIC III Regular Interest LTIII-IIIA, REMIC III Regular Interest LTIII-IVA, REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIII-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5 and REMIC III Regular Interest LTIII-CB6, in the same manner and priority as Realized Losses are allocated to the Corresponding Certificates.


         Section 5.06 DISTRIBUTIONS ON THE GROUP V CERTIFICATES.

         On each Distribution Date, the Trustee shall withdraw funds on deposit in the related Distribution Account and make distributions to the Group V Certificates as directed in accordance with the related Remittance Report for such Distribution Date, in the following order of priority:

                  (i) On each Distribution Date, the Group V Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

                           (1) from the Group V Interest Remittance Amount for
                  Loan Group VA and Loan Group VB, to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such Distribution Date, applied in accordance with the last paragraph of this clause (i);

                           (2) first, from the Group V Interest Remittance
                  Amount for Loan Group VB and then from the Group V Interest Remittance Amount for Loan Group VA, to the Class V-M-1 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

                           (3) first, from the Group V Interest Remittance
                  Amount for Loan Group VB and then from the Group V Interest Remittance Amount for Loan Group VA, to the Class V-M-2 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

                           (4) first, from the Group V Interest Remittance
                  Amount for Loan Group VB and then from the Group V Interest Remittance Amount for Loan Group VA, to the Class V-M-1 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date; and

                           (5) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, any Monthly Excess Interest for such Distribution Date.

                  The Group V Interest Remittance Amount for Loan Group VA and Loan Group VB distributed pursuant to clause (i)(1) above will be applied to the Group V Senior Certificates as follows: (i) amounts distributed to the Class V-A-1 Certificates will reduce the Group V Interest Remittance Amount for Loan Group VA before any reduction to the Group V Interest Remittance Amount for Loan Group VB in respect of such distribution; and (ii) amounts distributed to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates will reduce the Group V Interest Remittance Amount for Loan Group VB before any reduction to the Group V Interest Remittance Amount for Loan Group VA in respect of such distribution.

                  (ii) The Principal Payment Amount will be paid on each Distribution Date as follows:

                           I. On each Distribution Date (a) prior to the
                  Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

                           (i) (a) from the Principal Remittance Amount derived
                  from the Group VA Mortgage Loans in the following order of priority:

                                    FIRST, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                                    SECOND, concurrently, to (i) the Class V-A-2
                           Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

                                    THIRD, to the Class V-A-3 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                                    (b) from the Principal Remittance Amount
                           derived from the Group VB Mortgage Loans in the following order of priority:

                                    FIRST, concurrently, to (i) the Class V-A-2
                           Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

                                    SECOND, to the Class V-A-3 Certificates,
                           until its Certificate Principal Balance is reduced to zero; and

                                    THIRD, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                           (ii) to the Class V-M-1 Certificates, until its
                  Certificate Principal Balance is reduced to zero;

                           (iii) to the Class V-M-2 Certificates, until its
                  Certificate Principal Balance is reduced to zero;

                           (iv) to the Class V-M-3 Certificates, until its
                  Certificate Principal Balance is reduced to zero; and

                           (v) for application as part of Monthly Excess
                  Cashflow for such Distribution Date pursuant to subclause
                  (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

                           II. On each Distribution Date (a) on or after the
                  Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

                           (i) (a) from the Principal Remittance Amount derived
                  from the Group VA Mortgage Loans, the Group VA Allocation Amount in the following order of priority:

                                    FIRST, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                                    SECOND, concurrently, to (i) the Class V-A-2
                           Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

                                    THIRD, to the Class V-A-3 Certificates,
until its Certificate Principal Balance is reduced to zero;

                                    (b) from the Principal Remittance Amount
                           derived from the Group VB Mortgage Loans, the Group VB Allocation Amount in the following order of priority:

                                    FIRST, concurrently, to (i) the Class V-A-2
                           Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

                                    SECOND, to the Class V-A-3 Certificates,
                           until its Certificate Principal Balance is reduced to zero; and

                                    THIRD, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero.

                           (ii) to the Class V-M-1 Certificates, the Class V-M-1
                  Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

                           (iii) to the Class V-M-2 Certificates, the Class
                  V-M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

                           (iv) to the Class V-M-3 Certificates, the Class V-M-3
                  Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero; and

                           (v) for application as part of Monthly Excess
                  Cashflow for such Distribution Date pursuant to clause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

         (iii) On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

                  (1)(A) until the aggregate Certificate Principal Balance of the Group V Certificates equals the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date
         (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group V Certificates, in the following order of priority:

                           (a) (i) from Monthly Excess Interest derived from the
                  Group VA Mortgage Loans, the Group VA Excess Interest Amount in the following order of priority:

                                    (A) FIRST, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                                    (B) SECOND, concurrently, to (i) the Class
                           V-A-2 Certificates and (ii) the Class V-A-4
                           Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

                                    (C) THIRD, to the Class V-A-3 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                           (ii) from Monthly Excess Interest derived from the
                  Group VB Mortgage Loans, the Group VB Excess Interest Amount in the following order of priority:

                                    (A) FIRST, concurrently, to (x) the Class
                           V-A-2 Certificates and (y) the Class V-A-4
                           Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero;

                                    (B) SECOND, to the Class V-A-3 Certificates,
                           until its Certificate Principal Balance is reduced to zero; and

                                    (C) THIRD, to the Class V-A-1 Certificates,
                           until its Certificate Principal Balance is reduced to zero;

                           (b) to the Class V-M-1 Certificates, until its
                  Certificate Principal Balance is reduced to zero;

                           (c) to the Class V-M-2 Certificates, until its
                  Certificate Principal Balance is reduced to zero;

                           (d) to the Class V-M-3 Certificates, until its
                  Certificate Principal Balance is reduced to zero;

                 (B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in Section 5.06(ii)II after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

                  (2) to the Class V-M-1 Certificates, any Deferred Amount for such Class;

                  (3) to the Class V-M-2 Certificates, any Deferred Amount for such Class;

                  (4) to the Class V-M-3 Certificates, any Deferred Amount for such Class;

                  (5) to the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such Class;

                  (6) to the Class V-M-1 Certificates, any Basis Risk Shortfall for such Class;

                  (7) to the Class V-M-2 Certificates, any Basis Risk Shortfall for such Class;

                  (8) to the Class V-M-3 Certificates, any Basis Risk Shortfall for such Class;

                  (9) to the Basis Risk Reserve Fund, any amounts required to be deposited therein pursuant to the last paragraph of this subsection;

                  (10) to the Loss Reserve Account, any amount payable on REMIC IV Regular Interest IO remaining after payments pursuant to clauses (1) though (4) above;

                  (11) to the Class V-X Certificates, the Class V-X Distribution Amount; and

                  (12) to the Class R-II Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R-II Certificates under this clause (12).

         Distributions pursuant to clauses (5) through (8) above on any Distribution Date will be made after giving effect to any withdrawals from the Basis Risk Reserve Fund on such date to pay Basis Risk Shortfalls. On each Distribution Date, the Trustee, after making the required distributions of interest and principal to the Certificates as described in clauses (i) and (ii) above and after the distribution of the Monthly Excess Cashflow as described in clause (iii) above, will withdraw from the Basis Risk Reserve Fund the amounts on deposit therein and distribute such amounts to the Group V Senior Certificates and the Mezzanine Certificates in respect of any Basis Risk Shortfalls in the following manner and order of priority: first, concurrently to the Group V Senior Certificates on a pro rata basis, based on the entitlement of each such Class, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; second, to the Class V-M-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; third, to the Class V-M-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; and fourth, to the Class V-M-3 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date for such Class.

           (iv) Subject to Section 10.02 hereof respecting the final distribution on a Class of Group V Certificates, on each Distribution Date the Trustee shall make distributions to each Holder of a Group V Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section
10.02 hereof respecting the final
distribution, distributions with respect to Group V Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         Section 5.07 ALLOCATION OF REALIZED LOSSES WITH RESPECT TO THE GROUP V
                      MORTGAGE LOANS.

                  (a) On or prior to each Determination Date, the Trustee shall determine the amount of any Realized Loss in respect of each Group V Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) The interest portion of Realized Losses on the Group V Mortgage Loans shall be allocated to the Certificates as described in Section
1.02 hereof.

                  (c) The principal portion of all Realized Losses on the Group V Mortgage Loans shall be allocated on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class V-X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class V-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class V-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class V-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of all Classes of Group V Subordinate Certificates (other than the Class V-X Certificates) on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Group V Subordinate Certificates (other than the Class V-X Certificates) shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of the principal portion of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class V-X Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.06(iii)(10). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Group V Senior Certificates or Class P-V Certificates.

                  All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (d) Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Trustee discovers, based solely on the reports delivered by the Servicer under this Agreement that any Subsequent Recoveries have been collected by the Servicer with respect to the Group V Mortgage Loans, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Mezzanine Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Mezzanine Certificates pursuant to this Section 5.07. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Mezzanine Certificates, beginning with the Class of Mezzanine Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section
5.07. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Mezzanine Certificate of such Class in accordance with its respective Percentage Interest.

                  (e) All Realized Losses on the Group V Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests, to REMIC II Regular Interest LTII-VA and REMIC II Regular Interest LTII-VB, pro rata, until the Uncertificated Principal Balance of such REMIC II Regular Interest has been reduced to zero.

                  (f) The Marker Allocation Percentage of all Realized Losses on the REMIC II Regular Interests shall be allocated on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC III Regular Interest LTIII-IO, second, to Uncertificated Accrued Interest payable to the REMIC III Regular Interest LTIII-VAA and REMIC III Regular Interest LTIII-VZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of the REMIC III Regular Interest LTIII-VAA and REMIC III Regular Interest LTIII-VZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively; fourth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM2 has been reduced to zero; and sixth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-VAA, REMIC III Regular Interest LTIII-VM1 and REMIC III Regular Interest LTIII-VZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VM1 has been reduced to zero.

                  The REMIC III Sub WAC Allocation Percentage of all Realized Losses on the Group V Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Group V Senior Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the

REMIC III Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC III Regular Interest LTIII-VXX.

         Section 5.08 PREPAYMENT CHARGES.

           On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I-IV Mortgage Loans received during the related Prepayment Period and deposited in the related Distribution Account will be withdrawn from the related Distribution Account and distributed by the Trustee in accordance with the Remittance Report to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

           On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group V Mortgage Loans received during the related Prepayment Period and deposited in the related Distribution Account will be withdrawn from the related Distribution Account and distributed by the Trustee in accordance with the Remittance Report to the Class P-V Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P-V Certificates.

         Section 5.09 MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates via its website and the Depositor a statement setting forth for the Certificates with respect to the related Mortgage Loans and related Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Monthly Excess Interest with respect to the Group V Certificates (if any) and (D) the amount of Prepayment Charges distributed to the Class P Certificates and Class P-V Certificates;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest;

                  (iii) the Certificate Principal Balance of each Class of Certificates, if applicable, and the Class IV-X Notional Amount, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

                  (iv) the aggregate of the Stated Principal Balances of all of the Mortgage Loans in each Loan Group, the aggregate Stated Principal Balance of the Group I-IV Mortgage Loans and the aggregate Stated Principal Balance of the Group V Mortgage Loans, in each case for the following Distribution Date;

                  (v) the amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

                  (vi) the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

                  (vii) the cumulative amount of Realized Losses to date and, in addition, if the Certificate Principal Balance of any Class of Certificates has been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

                  (viii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group and the Group I-IV Mortgage Loans and Group V Mortgage Loans in the aggregate, (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (ix) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

                  (x) the total number and principal balance of any real estate owned or REO Properties in each Loan Group and the Group I-IV Mortgage Loans and Group V Mortgage Loans in the aggregate as of the close of business on the Determination Date preceding such Distribution Date;

                  (xi) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the Aggregate Loan Balance of the Mortgage Loans in a Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Aggregate Loan Balance of all of the Mortgage Loans in such Loan Group as of the last day of such Distribution Date;

                  (xii) the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month; and

                  (xiii) the amount of any Basis Risk Shortfalls with respect to the Group V Certificates.

                  The Trustee may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.jpmorgan.com/sfr". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Depositor and the Servicer. The Trustee will make available a copy of each statement provided pursuant to this Section 5.09 to each Rating Agency.

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.09 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

         Section 5.10 REMIC DESIGNATIONS, REMIC I ALLOCATIONS AND REMIC II ALLOCATIONS.

                  (a) The Trustee shall elect to treat each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC I Regular Interests(other than Class II Excess Interest Certificate) and the REMIC II Regular Interests shall constitute the assets of REMIC III. The REMIC III Regular Interests shall constitute the assets of REMIC IV.

                  (b) On each Distribution Date, the Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC III on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-I Certificates, as the case may be:

                          (i) first, to the Holders of REMIC I Regular Interest
LTI-ISUB, REMIC I Regular Interest LTI-IGRP, REMIC I Regular Interest LTI-IISUB, REMIC I Regular Interest LTI-IIGRP, REMIC I Regular Interest LTI-IIISUB, REMIC I Regular Interest LTI-IIIGRP, REMIC I Regular Interest LTI-IVSUB, REMIC I Regular Interest LTI-IVGRP and REMIC I Regular Interest LTI-ZZ, in an amount equal to
(A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of Class II Excess Interest Certificate, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                           (ii) to the Holders of the REMIC I Regular Interest
LTI-P, on the Distribution Date in May 2009 or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (iii) on each Distribution Date, the remainder of the
Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first such that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Group I-IV Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest LTI-ZZZ

                           (iv) to the Holders of the Class R-I Certificates,
any amounts remaining after the distributions pursuant to clauses (i) through
(iii) above.

                  (c) On each Distribution Date, the Group V Interest Remittance Amount, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class R-II Certificates, as the case may be:

                  (i) first, to the Holders of REMIC II Regular Interest LTII-VA, and REMIC II Regular Interest LTI-VB, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of Class II Excess Interest Certificate, in an amount equal to
(A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest LTII-IO, in an amount equal to 100% of the amounts distributed to the Class II Excess Interest Certificate;

                  (ii) to the Holders of the REMIC II Regular Interest LTII-P, on the Distribution Date in May 2009 or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) on each Distribution Date, the remainder of the Group V Interest Remittance Amount for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, distributions of principal shall be deemed to be made to the REMIC II Regular Interests (other than REMIC II Regular Interest LTII-PV) pro rata until the Uncertificated Principal Balance of each such class of REMIC II Regular Interests is reduced to zero; and

                  (iv) to the Holders of the Class R-II Certificates, any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I-IV Mortgage Loans received during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest LTI-P. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest LTI-P shall not reduce the Uncertificated Principal Balance thereof. On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group V Mortgage Loans received during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest LTII-P. The payment of the foregoing amounts to the Holders of REMIC II Regular Interest LTII-P shall not reduce the Uncertificated Principal Balance thereof.

         Section 5.11 REMIC III ALLOCATIONS.

                  (a) On each Distribution Date, the Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Group I-IV Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class R-III/IV Certificates, as the case may be:

                           (i) to the Holders of REMIC III Regular Interest
LTIII-IA, REMIC III Regular Interest LTIII-IIA, REMIC III Regular Interest LTIII-IIIA, REMIC III Regular Interest LTIII-IVA, REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIII-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5 and REMIC III Regular Interest LTIII-CB6, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                           (ii) to the Holders of the REMIC III Regular Interest
LTIII-P, on the Distribution Date in May 2009 or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (iii) on each Distribution Date, the remainder of the
Avaialable Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first such that distributions of principal shall be deemed to be made to REMIC III Regular Interest LTIII-IA, REMIC III Regular Interest LTIII-IIA, REMIC III Regular Interest LTIII-IIIA, REMIC III Regular Interest LTIII-IVA, REMIC III Regular Interest LTIII-CB1, REMIC III Regular Interest LTIII-CB2, REMIC III Regular Interest LTIII-CB3, REMIC III Regular Interest LTIII-CB4, REMIC III Regular Interest LTIII-CB5 and REMIC III Regular Interest LTIII-CB6 in the same manner and priority as principal distributions are made to the Corresponding Certificates; and

                           (iv) to the Holders of the Class R-III/IV
Certificates, any amounts remaining after the distributions pursuant to clauses
(i) through (iii) above.

                   (b) On each Distribution Date, the Group V Interest Remittance Amount and the Principal Payment Amount, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Group V Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class R-III/IV Certificates, as the case may be:

                           (i) first, to the Holders of REMIC III Regular
Interest LTIII-VAA, REMIC III Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC III Regular Interest LTIII-VM3 and REMIC III Regular Interest LTIII-VZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC III Regular Interest LTIII-VZZ shall be reduced and deferred when the REMIC III Overcollateralization Amount is less than the REMIC III Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC III Regular Interest LTIII-VZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VM3 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VZZ shall be increased by such amount;

                           (ii) second, to the Holders of REMIC III Group V
Regular Interests, in an amount equal to the remainder of the REMIC III Marker Allocation Percentage of the Group V Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (c) 98.00% of such remainder (other than amounts payable under clause (d) below) to the Holders of REMIC III Regular Interest LTIII-VAA and REMIC III Regular Interest LTIII-PV, until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-PV shall not be reduced until the Distribution Date in May 2009 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-PV, until $100 has been distributed pursuant to this clause;

                  (d) 2.00% of such remainder, first, to the Holders of REMIC Regular Interest LTIII-VA1, REMIC III Regular Interest LTIII-VA2, REMIC III Regular Interest LTIII-VA3, REMIC III Regular Interest LTIII-VA4, REMIC III Regular Interest LTIII-VA5, REMIC III Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2 and REMIC III Regular Interest LTIII-VM3, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC III Regular Interests are reduced to zero and second, to the Holders of REMIC III Regular Interest LTIII-VZZ-II (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero; and

                  (e) any remaining amount to the Holders of the Class R-II Certificates.

                  (iii) third, to REMIC III Regular Interest LTIII-PV, 100% of the amount paid in respect of REMIC I Regular Interest LTI-P;

                  provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC III Regular Interest LTIII-VAA and REMIC III Regular Interest LTIII-PV, in that order and (ii) REMIC III Regular Interest LTIII-VZZ, respectively; provided that REMIC III Regular Interest LTIII-PV shall not be reduced until the Distribution Date in May 2009, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-PV, until $100 has been distributed pursuant to this clause.

         (iv) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Sub WAC Allocation Percentage of the Group V Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (ii) above, such that distributions of principal shall be deemed to be made to the REMIC III Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over
(y) the current Certificate Principal Balance of the Group V Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III Regular Interest LTIII-VXX.

         Section 5.12 CLASS P CERTIFICATE ACCOUNT AND CLASS P-V CERTIFICATE
                      ACCOUNT.

                  (a) The Trustee shall establish and maintain with itself a separate, segregated trust account titled "Nomura Asset Acceptance Corporation, Alternative Loan Trust 2004-AR1 Class P Certificate Account". On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the May 2009 Distribution Date, the Trustee shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

                  (b) The Trustee shall establish and maintain with itself a separate, segregated trust account titled "Nomura Asset Acceptance Corporation, Alternative Loan Trust 2004-AR1 Class P-V Certificate Account". On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P-V Certificate Account $100.00. The amount on deposit in the Class P-V Certificate Account shall be held uninvested. On the May 2009 Distribution Date, the Trustee shall withdraw the amount on deposit in the Class P-V Certificate Account and remit such amount to the Holders of the Class P-V Certificates, in reduction of the Certificate Principal Balance thereof.

         Section 5.13 BASIS RISK RESERVE FUND.

                  (a) The Trustee shall establish a Basis Risk Reserve Fund on behalf of the holders of the Group V Certificates (other than the Class V-X, Class P-V and Class R-II Certificates). The Basic Risk Reserve Fund must be an Eligible Account. The Basis Risk Reserve Fund shall be entitled "Basis Risk Reserve Fund, JPMorgan Chase Bank as Trustee for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3". On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Basis Risk Reserve Fund $5,000. On each Distribution Date as to which there is a Basis Risk Shortfall payable to any Class of Certificates, the Trustee shall deposit the amounts pursuant to paragraphs 5, 6, 7 and 8 of Section 5.06(iii) into the Basis Risk Reserve Fund and the Trustee has been directed by the Class V-X Certificateholder to distribute such amounts to the Holders of the Group V Certificates (other than the Class V-X, Class P-V and Class R-II Certificates) in the amounts and priorities set forth in Section 5.06(iii).

                  (b) The Basis Risk Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Basis Risk Reserve Fund. The Class V-X Certificateholders (other than Holders of the Class V-X, Class P-V and Class R-II Certificates) shall be the beneficial owners of the Basis Risk Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.06(iii). Amounts in the Basis Risk Reserve Fund shall be held either uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereof or, at the written direction of the Majority Class V-X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class V-X Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Basis Risk Reserve Fund shall be taxable to the Majority Class V-X Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Reserve Fund by the Majority Class V-X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class V-X Certificateholder shall fail to provide investment instructions to the Trustee, the amounts on deposit in the Basis Risk Reserve Fund shall be held uninvested.

                  (c) For federal tax return and information reporting, the amount allocated to the right of the holders of the Group V Certificates (other than the Class V-X, Class P-V and Class R-II Certificates) to receive payments from the Basis Risk Reserve Fund in respect of any Basis Risk Shortfalls that may be obtained from the Trustee upon written request.

         Section 5.14 LOSS RESERVE ACCOUNT

                  The Trustee shall establish and maintain with itself a separate, segregated trust account titled "Nomura Asset Acceptance Corporation, Alternative Loan Trust 2004-AR1 Loss Reserve Account". On the Closing Date, the Depositor will deposit, or cause to be deposited in the Loss Reserve Account $100.00. The amount on deposit in the Loss Reserve Account shall be held uninvested. On each Distribution Date, the amount of any Group II Excess Interest remaining after payments pursuant to clauses (1) though (4) of Section 5.06(iii) shall be deposited into the Loss Reserve Account. In the event that the amount of Monthly Excess Interest on any Distribution Date is insufficient to pay the amounts required to be paid to the Group V Certificates pursuant to
Section 5.06(iii)(1) through (4), the amount (or any portion thereof) on deposit in the Loss Reserve Account shall be withdrawn and included within the Monthly Excess Interest and paid to the Group V Certificates in the amount and order of priority set forth in Section 5.06(iii) (1) through (4). Any amount remaining in the Loss Reserve Account after the aggregate Certificate Principal Balance of the Group V Certificates has been reduced to zero will be remitted to the Depositor.

                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01 THE CERTIFICATES.

                  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-8. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:



                   MINIMUM        INTEGRAL MULTIPLE IN  ORIGINAL CERTIFICATE
    CLASS        DENOMINATION      EXCESS OF MINIMUM      PRINCIPAL BALANCE          PASS-THROUGH RATE
    -----        ------------      -----------------      -----------------          -----------------
     I-A          $25,000                  $1              $  37,041,900      Class I-A Pass-Through Rate
    II-A          $25,000                  $1              $  52,934,000      Class II-A Pass-Through Rate
    III-A         $25,000                  $1              $  54,646,000      Class III-A Pass-Through Rate
    IV-A          $25,000                  $1              $  46,959,000      Class IV-A Pass-Through Rate
    IV-X         $100,000                  $1                   Notional      Class IV-X Pass-Through Rate
    C-B-1         $25,000                  $1              $   5,096,000      Class C-B-1 Pass-Through Rate
    C-B-2         $25,000                  $1              $   2,751,000      Class C-B-2 Pass-Through Rate
    C-B-3         $25,000                  $1              $   1,732,000      Class C-B-3 Pass-Through Rate
    C-B-4         $25,000                  $1              $   1,121,000      Class C-B-4 Pass-Through Rate
    C-B-5         $25,000                  $1              $     917,000      Class C-B-5 Pass-Through Rate
    C-B-6         $25,000                  $1              $     611,936      Class C-B-6 Pass-Through Rate
    V-A-1         $25,000                  $1              $  95,876,000      Class V-A-1 Pass-Through Rate
    V-A-2         $25,000                  $1              $  15,000,000      Class V-A-2 Pass-Through Rate
    V-A-3         $25,000                  $1              $  19,764,500      Class V-A-3 Pass-Through Rate
    V-A-4         $25,000                  $1              $  28,287,411      Class V-A-4 Pass-Through Rate
    V-A-5         $25,000                  $1              $  16,006,089      Class V-A-5 Pass-Through Rate
    V-M-1         $25,000                  $1              $   4,645,000      Class V-M-1 Pass-Through Rate
    V-M-2         $25,000                  $1              $   2,787,000      Class V-M-2 Pass-Through Rate
    V-M-3         $25,000                  $1              $   2,044,230      Class V-M-3 Pass-Through Rate

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND
                      EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Seller against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Trustee shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

                  Each beneficial owner of a Group C-B, Class V-M-1, Class V-M-2 or Class V-M-3 Certificate or any interest therein shall be deemed to have represented (or in the case of the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates must represent), by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) for Certificates other than the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Seller to the effect that the elimination of such restrictions will not cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Seller.

         Section 6.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 6.04 PERSONS DEEMED OWNERS.

                  The Trustee and any agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

         Section 6.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 6.06 BOOK-ENTRY CERTIFICATES.

                  The Certificates, other than the Class C-B-4, Class C-B-5, Class C-B-6, Class V-X, Class P, Class P-V and Class R-II Certificates upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 6.07 NOTICES TO DEPOSITORY.

                  Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 6.08 DEFINITIVE CERTIFICATES.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 6.09 MAINTENANCE OF OFFICE OR AGENCY.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at 2001 Bryan Street, 8th Floor, Dallas, Texas, 75201, Attention: ITS Transfer Department, Nomura Asset Acceptance Corporation, 2004-AR1 where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER


         Section 7.01 LIABILITIES OF THE DEPOSITOR AND THE SERVICER.

         Each of the Depositor and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE SERVICER.

                  (a) Each of the Depositor and the Servicer will keep in full force and effect its rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

                  (b) Any Person into which the Depositor or any Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer shall be the successor of the Depositor or the Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03 INDEMNIFICATION OF DEPOSITOR AND THE SERVICER.

                  (a) The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation and the termination of this Agreement.

                  (b) The Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to the Servicer's gross negligence in the performance of its duties under this Agreement or failure to service the Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Servicer shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

         Section 7.04 LIMITATIONS ON LIABILITY OF THE DEPOSITOR, THE SERVICER
                      AND OTHERS.

                  Subject to the obligation of the Depositor and the Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

                  (a) Neither the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor and the Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Depositor, the Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or either expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates, other than (i) with respect to the Servicer, such loss, liability or expense related to the Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian's failure to perform its duties hereunder, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or
(iii) with respect to the Custodian, any such loss, liability or expense incurred by reason of the Custodian's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

                  (d) Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this

Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Trustee may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Subsection 7.04(d) shall affect the Trustee's obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

                  (f) The Trustee shall not be liable for any acts or omissions of the Servicer, the Depositor or the Custodian.

         Section 7.05 SERVICER NOT TO RESIGN.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by the Servicer. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No appointment of a successor to the Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed to assume the obligations of the Servicer hereunder to the extent of the Mortgage Loans. The Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee. No such resignation shall become effective until a Qualified Successor or the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder. The Servicer shall notify the Trustee and the Rating Agencies of its resignation.

         Section 7.06 TERMINATION OF SERVICER WITHOUT CAUSE; APPOINTMENT OF
                      SPECIAL SERVICER.

                  (a) The Seller may, at its option, terminate the servicing responsibilities of GMAC Mortgage Corporation as Servicer hereunder with respect to the Mortgage Loans without cause. No such termination shall become effective unless and until a successor to GMAC Mortgage Corporation shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless
(i) such successor to GMAC Mortgage Corporation meets the eligibility criteria contained in Section 8.02, (ii) the Trustee shall have consented to such appointment, (iii) the Rating

Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (iv) such successor has agreed to assume the obligations of GMAC Mortgage Corporation hereunder to the extent of the Mortgage Loans and (v) all amounts reimbursable to GMAC Mortgage Corporation pursuant to the terms of this Agreement shall have been paid to GMAC Mortgage Corporation by the successor appointed pursuant to the terms of this Section 7.06 or by the Seller including without limitation, all unreimbursed Advances and Servicing Advances made by GMAC Mortgage Corporation and all out-of-pocket expenses of GMAC Mortgage Corporation incurred in connection with the transfer of servicing to such successor. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee.

                  (b) In addition, the Seller may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans. The Seller and GMAC Mortgage Corporation shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any subservicing agreement shall contain terms and provisions acceptable to the Trustee and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by GMAC Mortgage Corporation with respect to each such Mortgage Loan and will be remitted to such special servicer by GMAC Mortgage Corporation.

                                  ARTICLE VIII

                        DEFAULT; TERMINATION OF SERVICER

         Section 8.01 SERVICER DEFAULT.

                  In case one or more of the following events of default by the Servicer (each, a "Servicer Default") shall occur and be continuing, that is to say:

                  (i) any failure to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days; or

                  (ii) failure duly to observe or perform in any material respect any other of the covenants or agreements set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Servicer attempts to assign its right to servicing compensation hereunder (other than any payment by the Servicer of any portion of the Servicing Fee to the Seller as provided in a separate side letter between the Seller and the Servicer) or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

                  (vii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

         then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Trustee, by notice in writing to the Servicer shall with respect to a payment default by the Servicer pursuant to Section 8.01(i) and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee's possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The defaulting Servicer shall cooperate with the Trustee in effecting the termination of its responsibilities and rights hereunder including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the Custodial Accounts or Escrow Accounts or thereafter received with respect to the Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04, notwithstanding any such termination, with respect to events occurring prior to such termination). The Trustee shall not have knowledge of a Servicer Default unless a Responsible Officer of the Trustee has actual knowledge or unless written notice of any Servicer Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust Fund or this Agreement.

         Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall automatically become the successor to the Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Article VI hereof except as otherwise provided herein; provided, however, that the Trustee's obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Trustee in such capacity will make any Advance required to be made by the predecessor Servicer on the Distribution Date on which the predecessor Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 or
(iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under Section 8.01), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Servicer in accordance with this Section 8.02, the Trustee shall not resign as Servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  The costs and expenses of the Trustee in connection with the termination of the Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein, shall be payable to the Trustee from the Distribution Accounts pursuant to Section 4.07. Any successor to the terminated Servicer as successor servicer under this Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to
Section 3.04.

         Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS.

                  (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each the Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

         Section 8.04 WAIVER OF SERVICER DEFAULTS.

                  The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3 of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE IX

                    CONCERNING THE TRUSTEE AND THE CUSTODIAN

         Section 9.01 DUTIES OF TRUSTEE.

                  (a) The Trustee, prior to the occurrence of a Servicer Default, and after the curing or waiver of all Servicer Defaults, which may have occurred undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If a Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer.

                  (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the related Distribution Account as provided in Sections 5.04, 5.06 and 10.01 based the applicable Remittance Report.

                  (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Default and after the curing or waiver of all the Servicer Defaults which may have occurred with respect to the Trustee, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Servicer Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were forseeable or contemplated; and

                  (vii) None of the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder.

                  (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

         Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

                  (a) Except as otherwise provided in Section 9.01:

                  (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Depositor or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

                  (vii) Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (viii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

                  (ix) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement; and

                  (x) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge or (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

                  The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06; provided, however, that the foregoing shall not relieve the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.05 of this Agreement. The Trustee's signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. The Trustee (other than in its capacity as Custodian and on such capacity, subject to the provisions of Section 2.06) shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04 TRUSTEE MAY OWN CERTIFICATES.

                  The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

         Section 9.05 TRUSTEE'S COMPENSATION AND EXPENSES; INDEMNIFICATION.

                  (a) As compensation for the performance of its obligations under this Agreement, the Trustee shall be entitled to all income and gain realized from any investment of funds in the Distribution Account.

                  In addition, the Trustee will be entitled to recover from the Distribution Accounts pursuant to Section 4.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee in connection with the performance of its duties and obligations hereunder or under any related documents, any Servicer Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Accounts are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The rights of the Trustee under this Section 9.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  (b) The Trustee and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any way directly or indirectly relating to or arising out of the transactions contemplated by this Agreement or any other agreement entered into in connection herewith, including, but not limited to, the Mortgage Loan Purchase Agreement assigned to the Trust pursuant to this Agreement or any action taken or not taken by it or them hereunder or in connection herewith except to the extent caused by the Trustee's negligence or willful misconduct. The indemnification provided for under this Section 9.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  The Trustee and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by the Trustee, either directly or indirectly, relating to or arising out of any environmental law or regulation of the United States or any state thereof, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.

         Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

                  The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by Fitch Ratings with respect to their long-term rating and rated "A-1" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07 INSURANCE.

                  The Custodian hereunder, at its own expense, shall at all times maintain and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians but, in any event not less than that required by Fannie Mae. Evidence of such insurance shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08 RESIGNATION AND REMOVAL OF TRUSTEE.

                  The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Seller, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee and the successor trustee.

                  The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.09 hereof.

         Section 9.09 SUCCESSOR TRUSTEE.

                  Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

                  No successor trustee shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE.

                  Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee as Successor Servicer under this Agreement to advance funds on behalf of the terminated Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor. The Trust Fund shall pay associated fees and expenses.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.12 TAX MATTERS.

                  It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Trustee pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Trustee shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of any REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any REMIC and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Section, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Residual Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Subordinate Certificates in reverse numerical order, and second, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Residual Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         Section 9.13 CUSTODIAN'S FEES AND EXPENSES.

                  The Seller covenants and agrees to pay the Custodian from time to time, and the Custodian shall be entitled to reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Custodian hereunder, and the Seller will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to this Agreement.

         Section 9.14 INDEMNIFICATION OF CUSTODIAN.

                  The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder except to the extent caused by the Custodian's negligence or willful misconduct. If funds in the Trust Fund are insufficient therefor, the Custodian shall recover such expenses from the Seller. The indemnification provided for under this Section 9.14 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

         Section 9.15 RELIANCE OF CUSTODIAN.

                  (a) The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, direction, certificate, opinion or other document furnished to the Custodian, reasonably believed by the

Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement;

                  (b) The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. The Custodian shall have no responsibility nor duty with respect to any Mortgage File while such Mortgage File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee with respect to a Mortgage File without incurring any liability therefor to the Trustee or any other Person;

                  (c) The Custodian shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Custodian unless it shall be proved that the Custodian was negligent in ascertaining the pertinent facts;

                  (d) Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated;

                  (e) The Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it is not reasonably assured to it;

                  (f) The Custodian may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (g) The Custodian makes no representations and has no responsibilities as to (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the documents contained in the Mortgage Files or any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan;

                  (h) Neither the Custodian nor any of this directors, officers, agents or employees shall be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The obligations of the Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or any of its directors, officers, agents or employees shall be implied with respect to this Agreement or the Custodian's services hereunder;

                  (i) The Custodian, its directors, officers and employees shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face;

                  (j) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything to the contrary herein notwithstanding.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01 TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL
                       MORTGAGE LOANS.

                  Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the later to occur of the Depositor's exercise of its optional right to purchase the Group I-IV Mortgage Loans and related REO Properties (the "Senior-Subordinate Cleanup Call") or its optional right to purchase the Group V Mortgage Loans and related REO Properties (the "Group V Cleanup Call") and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

                  Each of the Senior-Subordinate Cleanup Call and Group V Cleanup Call shall be exercisable at a price (each, a "Termination Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Group I-IV Mortgage Loan or Group V Mortgage Loan, as applicable, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Group I-IV Mortgage Loan or Group V Mortgage Loan, as applicable), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) unreimbursed out-of-pocket costs of the Servicer or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05.

                  The right to exercise the Senior-Subordinate Cleanup Call or the Group V Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Group I-IV Mortgage Loans or Group V Mortgage Loans, as applicable, at the time of any such repurchase, is less than ten percent of the aggregate Cut-off Date Principal Balance of all of the Group I-IV Mortgage Loans or Group V Mortgage Loans, as applicable, and, with respect to the Senior-Subordinate Cleanup Call, if the Class II Excess Interest Certificate has been sold.

         Section 10.02 FINAL DISTRIBUTION ON THE CERTIFICATES.

                  If on any Determination Date, (i) the Trustee determines based on the reports delivered by the Servicer under this Agreement that there are no Outstanding Mortgage Loans in the Senior-Subordinate Loan Group or in Loan Group V, and no other funds or assets in the

Trust Fund other than the funds in the related Distribution Account, the Trustee shall to send a final distribution notice promptly to each related Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Trustee set forth herein. If the Depositor elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Depositor shall notify the Trustee of the date the Depositor intends to terminate the Trust Fund. The Depositor shall remit the Termination Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Depositor.

                  Notice of the exercise of the Senior-Subordinate Cleanup Call or the Group V Cleanup Call, specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of the related Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to the related Certificateholders.

                  In the event such notice is given, the Depositor shall deposit in the related Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates. Upon such final deposit and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Depositor, as applicable the Mortgage Files for the related Mortgage Loans and any documents necessary to transfer any related REO Property.

                  Upon presentation and surrender of the related Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 and/or Section 5.06 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund relating to the Group I-IV Mortgage Loans or Group V Mortgage Loans, as applicable, that remain subject hereto and the Trustee shall release such funds upon written direction.

         Section 10.03 ADDITIONAL TERMINATION REQUIREMENTS.

                  (a) In the event of (i) the exercise by the Depositor of the last Cleanup Call exercisable by the Depositor pursuant to the terms of this Agreement, or (ii) the final payment on or other liquidation of the last Mortgage Loan or REO Property in the related REMIC pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III and REMIC IV pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Depositor;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor shall sell all of the assets of REMIC I, REMIC II, REMIC III or REMIC IV, as applicable, for cash; and

                  (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I or REMIC II, as applicable, shall terminate at that time.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

                  (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 AMENDMENT.

                  This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Accounts maintained by the Trustee or the Custodial Accounts are maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

                  Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

                  This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller or the Depositor shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03 GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 11.04 INTENTION OF PARTIES.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

                  The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.05 NOTICES.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Servicer of Default that has not been cured;

                  (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor; and

                  (iv) The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (i) Each report to Certificateholders described in Section
         5.09;

                  (ii) Each annual statement as to compliance described in
         Section 3.16; and

                  (iii) Each annual independent public accountants' servicing report described in Section 4.17.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1; (ii) in the case of the Seller, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1 or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of the Servicer, GMAC Mortgage Corporation, 500 Enterprise Road Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Rating Agencies, (x) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (y) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Seller or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06 SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 ASSIGNMENT.

                  Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Seller or the Depositor.

         Section 11.08 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.09 CERTIFICATES NONASSESSABLE AND FULLY PAID.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.



                                      * * *

Pooling & Servicing Agreement

                  IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NOMURA ASSET ACCEPTANCE CORPORATION,
                                        as Depositor


                                        By:____________________________________
                                        Name:
                                        Title:


                                        NOMURA CREDIT & CAPITAL, INC.,
                                        as a Seller



                                        By:____________________________________
                                        Name:   N. Dante LaRocca
                                        Title:  Managing Director


                                        GMAC MORTGAGE CORPORATION,
                                        as Servicer

                                        By:____________________________________
                                        Name:
                                        Title:


                                        JPMORGAN CHASE BANK
                                        as Trustee

                                        By:____________________________________
                                        Name:   Andrew M. Cooper
                                        Title:  Assistant Vice President


                                        JPMORGAN CHASE BANK
                                        as Custodian

                                        By:____________________________________
                                        Name:   Cassandra Fields
                                        Title:  Assistant Vice President

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On this ___ day of July 2004, before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ____________________________
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On this ____ day of July 2004, before me, a notary public in and for said State, appeared N. Dante LaRocca, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ____________________________
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On this ____ day of July 2004, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                ____________________________
                                                Notary Public

[Notarial Seal]

STATE OF          )
                  ) ss.:
COUNTY OF         )

                  On this ____ day of July 2004, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of JPMorgan Chase Bank that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ____________________________
                                                Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

               FORM OF CLASS A-[1][2][3A][3B][4][5][6] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No. __                                         Pass-Through Rate:  [Variable][____%]

Class A-[1][2][3A][3B][4][5][6] Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
 and Cut-off Date: June 1, 2004                            $
Trustee: JPMorgan Chase Bank
                                                           Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: July 25, 2004                     $

Assumed Final Distribution Date:
July 25, 2034                                              CUSIP:

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class A-[1][2][3A][3B][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION


                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during [the period beginning on the 25th day of the month immediately preceding the month in which the related Distribution Date (as hereinafter defined) occurs (or, with respect to the First Distribution specified above, the Closing Date) to and including the 24th day of the month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to One-Month LIBOR plus 0.20% per annum.][the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above]. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the [last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs][ Business Day immediately preceding such Distribution Date], an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Classes or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                         JPMORGAN CHASE BANK,
                               not in its individual capacity but solely as Trustee


                               By:_____________________________________________
                                             Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A- [1][2][3A][3B][4][5][6] Certificates referred to in the within-mentioned Agreement.

                               JPMORGAN CHASE BANK
                               Authorized signatory of JPMorgan Chase
                               Bank, not in its individual capacity but solely as Trustee

                               By:_____________________________________________
                                             Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-2

                         FORM OF CLASS A-IO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No. ___                                        Pass-Through Rate: 4.50%

Class A-IO Senior
                                                           Aggregate Initial Certificate Notional Balance of the
Date of Pooling and Servicing Agreement and Cut-off Date:  Class A-IO Certificates as of the Cut-off Date:
June 1, 2004                                               $_______________

                                                           Initial Certificate Notional Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
July 25, 2004                                              $_______________

Trustee:  JPMorgan Chase Bank

Final Scheduled Distribution Date:
June 25, 2006                                              CUSIP: ___________________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class A-IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Notional Balance of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby

(other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:                              JPMORGAN CHASE BANK
                                    Not in its individual capacity but solely as Trustee


                                    By:________________________________________
                                                Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A-IO Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK, Authorized
                                    signatory of JPMorgan Chase Bank, not in its individual capacity but solely as Trustee


                                    By:________________________________________
                                                Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                      FORM OF CLASS M-[1][2][3] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,/AND THE CLASS M-1 CERTIFICATES][AND THE CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  EACH BENEFICIAL OWNER OF A CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 2002-41 AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY S&P, FITCH RATINGS OR MOODY'S, AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY

PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




Certificate No. __                                         Pass-Through Rate: ___%

Class M-[1][2][3] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
 and Cut-off Date: June 1, 2004                            $_______________
Trustee: JPMorgan Chase Bank
                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
July 25, 2004                                              $________________

Assumed Final Distribution Date:
July 25, 2034                                              CUSIP:


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.


                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  Each beneficial owner of a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                             JPMORGAN CHASE BANK,
                                   not in its individual capacity but solely as Trustee


                                   By:_________________________________________
                                               Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class M-[1][2][3] Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK
                                    Authorized signatory of JPMorgan Chase
                                    Bank, not in its individual capacity but solely as Trustee

                                    By:________________________________________
                                               Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS C CERTIFICATE


                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR

IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH SECTION 6.02(B) OF THE AGREEMENT.


Certificate No. __                                         Percentage Interest: ____

Class C                                                    Variable Pass-Through Rate


Date of Pooling and Servicing Agreement and Cut-off Date:  Initial Certificate Principal Balance of this
June 1, 2004                                               Certificate as of the Cut-off Date:
Trustee: JPMorgan Chase Bank
                                                           Initial Certificate Notional Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: July 25, 2004                     $


Assumed Final Distribution Date: July 25, 2034             CUSIP:

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class C Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition and holding of a Class C Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement, all in accordance with Section 6.02(b) of the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than the 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                              JPMORGAN CHASE BANK,
                                    not in its individual capacity but solely as Trustee


                                    By:________________________________________
                                                Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK
                                    Authorized signatory of JPMorgan Chase Bank, not in its individual capacity but solely as Trustee

                                    By:________________________________________
                                                Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH SECTION 6.02(B) OF THE AGREEMENT.


Certificate No. ___                                        Percentage Interest: 100%

Class P


Date of Pooling and Servicing Agreement and Cut-off Date:  Aggregate Initial Certificate Principal Balance of this
June 1, 2004                                               Certificate as of the Cut-off Date: $100

First Distribution Date: July 25, 2005                     Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date: $100

Trustee: JPMorgan Chase Bank                               CUSIP:


Assumed Final Distribution Date: July 25, 2034


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION


                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the

"Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class P Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class P Certificate, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement, all in accordance with Section 6.02(b) of the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                              JPMORGAN CHASE BANK,
                                    not in its individual capacity but solely as Trustee


                                    By:________________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK
                                    Authorized signatory of JPMorgan Chase Bank, not in its individual capacity but solely as Trustee

                                    By:________________________________________
                                             Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH SECTION 6.02(B) OF THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES

DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


Certificate No.__

Class R                                                    Percentage Interest: ____

                                                           Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: June 1, 2004                             $______________

                                                           Initial Certificate Notional Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
July 25, 2004                                              $______________

Trustee: JPMorgan Chase Bank                               CUSIP:


Assumed Final Distribution Date: July 25, 2034


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2004-AP2

         evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital,

Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition and holding of a Class R Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement, all in accordance with Section 6.02(b) of the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in June 2006 if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Dated: JPMORGAN CHASE BANK,
                                    not in its individual capacity but solely as Trustee


                                    By:________________________________________
                                             Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                    JPMORGAN CHASE BANK
                                    Authorized signatory of JPMorgan Chase Bank, not in its individual capacity but solely as Trustee

                                    By:________________________________________
                                             Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B


                             MORTGAGE LOAN SCHEDULE
                             ----------------------

         The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

         (a) the loan number;

         (b) the Mortgage Rate in effect as of the Cut-off Date;

         (c) the Servicing Fee Rate;

         (d) the Net Mortgage Rate in effect as of the Cut-off Date;

         (e) the maturity date;

         (f) the original principal balance;

         (g) the Cut-off Date Principal Balance;

         (h) the original term;

         (i) the remaining term;

         (j) the property type;

         (k) the MIN with respect to each Mortgage Loan; and

         (l) the applicable Servicer.

                                                                     EXHIBIT C-1


                          FORM OF INITIAL CERTIFICATION


Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York  10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2004-AP2

         Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee, issuing Mortgage-Pass Through Certificates, Series 2004-AP2
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                     C-1-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                    JPMORGAN CHASE BANK, as Custodian

                                    By:______________________________
                                    Name:
                                    Title:



                                     C-1-2

                                                                     EXHIBIT C-2

                          FORM OF INTERIM CERTIFICATION



Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York  10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2004-AP2

         Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee, issuing Mortgage-Pass Through Certificates, Series 2004-AP2
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordabililty, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                     C-2-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    JPMORGAN CHASE BANK, as Custodian

                                    By:______________________________
                                    Name:
                                    Title:


                                     C-2-2

                                                                     EXHIBIT C-3


                           FORM OF FINAL CERTIFICATION


Nomura Asset Acceptance Corporation         JP Morgan Chase Bank
2 World Financial Center, Building B        4 New York Plaza, 6th Floor
New York, New York 10281                    New York, New York 10004
                                            Attention: ITS Structured Finance Services,
                                            Nomura Asset Acceptance Corp. 2004-AP2

         Re: Pooling and Servicing Agreement, dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee, issuing Mortgage-Pass Through Certificates, Series 2004-AP2
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section
2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv) and (vi) of the third paragraph of Section 2.01 should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                     C-3-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                             JPMORGAN CHASE BANK, as Custodian

                                             By:______________________________
                                             Name:
                                             Title:



                                     C-3-2

                                                                       EXHIBIT D

                           FORM OF TRANSFER AFFIDAVIT

                                    Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF          )
                  )ss:
COUNTY OF         )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Nomura Asset Acceptance Corporation Alternative Loan Trust, Mortgage Pass Through Certificates, Series 2004-AP2, Class R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Nomura Asset Acceptance Corporation (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                      [NAME OF INVESTOR]


                                      By:______________________________________
                                            [Name of Officer]
                                            [Title of Officer]
                                            [Address of Investor for receipt of
                                            distributions]

                                            Address of Investor
                                            for receipt of tax information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT E

                         FORM OF TRANSFEROR CERTIFICATE


                              ______________, 2004


Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004-2477
Attention: Nomura Asset Acceptance
 Corporation, Alternative Loan Trust, Series 2004-AP2

         Re: Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2004-AP2, Class__
                  --------------------------------------

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2004-AP2, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,


                                        _______________________________________
                                        (Seller)


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                                                       EXHIBIT F

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                ___________,2004


Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Nomura Asset Acceptance Corporation,
 Alternative Loan Trust, 2004-AP2

         Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2004-AP2

Ladies and Gentlemen:

         _______________ (the "Purchaser") intends to purchase from ____________ (the "Seller") $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2004-AP2, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JP Morgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                           (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           ____________________________________
                                           (Purchaser)

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                                                       EXHIBIT G

                       FORM OF RULE 144A INVESTMENT LETTER

                                                                         [Date]
Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 6th Floor
New York, New York 10004

         Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2004-AP2 (the "Certificates"), including the Class Certificates (the "Private Certificates")
                  -----------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Private Certificates, we confirm that:

                  (i) we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Private Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional "accredited investor" so long as we are required to obtain a representation letter regarding compliance with the Act;

                  (iv) we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

                  (v) we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

                           (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                           (B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if JPMorgan Chase Bank (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the

                           Internal Revenue Code of 1986, as amended, or (ii) are providing the opinion of counsel specified in
                           Section 6.02(b) of the Agreement.

                  (ix) we understand that each of the Class ___ Certificates bears, and will continue to bear, legends substantially to the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                           NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED

                           TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH
                           SECTION 6.02(b) OF THE AGREEMENT.

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 1, 2004, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as Trustee (the "Pooling and Servicing Agreement').

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):_____________________

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                      Very truly yours,

                                      [PURCHASER]

                                      By:______________________________________
                                                (Authorized Officer)

                                         [By:__________________________________
                                                     Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                      [NAME OF NOMINEE]

                                      By:______________________________________
                                                 (Authorized Officer)


                                        [By:___________________________________
                                                    Attorney-in-fact]

                                                                       EXHIBIT H


                        REQUEST FOR RELEASE OF DOCUMENTS

To:      JPMorgan Chase Bank
         Institutional Trust Services
         4 New York Plaza, 6th Floor
         New York, New York 10004-2477

RE: Pooling and Servicing Agreement dated as of June 1, 2004, among Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, and JPMorgan Chase Bank, as Trustee

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------

_____      1.       Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____      2.       Foreclosure

_____      3.       Substitution

_____      4.       Other Liquidation

____       5.       Nonliquidation Reason:___________________

_____      6.       Mortgage Loan paid in full


                                        By:____________________________________
                                                 (authorized signer)

                                        Issuer:________________________________
                                        Address:_______________________________

                                        Date:__________________________________

                                                                       EXHIBIT I


                          DTC Letter of Representations
                             [provided upon request]

                                                                       EXHIBIT J


                   Schedule of Mortgage Loans with Lost Notes

                                     [None]

                                                                       EXHIBIT K

                           Prepayment Charge Schedule

                                                                       EXHIBIT L


                        FORM OF SERVICER'S CERTIFICATION

         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, by and among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller (the "Seller"), JPMorgan Chase Bank, as trustee (the "Trustee"), GMAC Mortgage Corporation, as servicer, ("GMAC")

I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I am responsible for reviewing the activities performed by GMAC under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), GMAC has fulfilled its obligations under the Pooling and Servicing Agreement. Based upon my knowledge, the annual statement of compliance delivered by GMAC under the Pooling and Servicing Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statement was made, not misleading; and

2. Based on my knowledge, all significant deficiencies relating to GMAC's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.


Date:    _________________________


_______________________________
[Signature] [Title]

                                    EXHIBIT M

                         FORM OF TRUSTEE'S CERTIFICATION

[DEPOSITOR/ISSUER NAME]

Re:      [Transaction Name]

Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among JPMorgan Chase Bank (the "Trustee"), GMAC Mortgage Corporation, as servicer, ("GMAC"), Nomura Asset Acceptance Corporation, as depositor (the "Depositor") and Nomura Credit & Capital, Inc., as seller (the "Seller"). The Trustee, hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

         (ii) Based solely upon the information provided to us by the servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

         (iii) Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.


Date:

                                       JPMorgan Chase Bank, as Trustee

                                       By:      ____________________________
                                       Name:    ____________________________
                                       Title:   ____________________________



                                       M-1